Exhibit 10.1

LEASE AGREEMENT

by and between

EQUASTONE 2200 FARADAY, LLC

(“Landlord”)

and

DOT HILL SYSTEMS CORPORATION

(“Tenant”)

Dated as of September 1, 2005

TABLE OF CONTENTS

1.	OCCUPANCY, USE AND DELIVERY CONDITIONS
2.	TERM AND POSSESSION
3.	TENANT IMPROVEMENTS/DESIGN AND CONSTRUCTION PROCESS
4.	RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND TAXES
5.	SECURITY DEPOSIT
6.	RESTRICTIONS ON USE
7.	COMPLIANCE WITH LAWS
8.	ALTERATIONS
9.	REPAIR AND MAINTENANCE
10.	LIENS
11.	ASSIGNMENT AND SUBLETTING
12.	INSURANCE AND INDEMNIFICATION
13.	WAIVER OF SUBROGATION
14.	SERVICES AND UTILITIES
15.	ESTOPPEL CERTIFICATES
16.	HOLDING OVER
17.	SUBORDINATION
18.	RULES AND REGULATIONS
19.	RE-ENTRY BY LANDLORD
20.	DEFAULT.
21.	REMEDIES
22.	INSOLVENCY OR BANKRUPTCY
23.	DAMAGE BY FIRE, ETC.
24.	EMINENT DOMAIN
25.	LIABILITY OF LANDLORD
26.	RIGHT OF LANDLORD TO PERFORM
27.	SURRENDER OF PREMISES
28.	WAIVER
29.	NOTICES
30.	TAXES PAYABLE BY TENANT
31.	ABANDONMENT
32.	SUCCESSORS AND ASSIGNS
33.	ATTORNEY’S FEES
34.	LIGHT AND AIR
35.	CORPORATE AUTHORITY; FINANCIAL INFORMATION
36.	PARKING
37.	MISCELLANEOUS
38.	REAL ESTATE BROKERS
39.	LEASE EFFECTIVE DATE
40.	SIGNAGE
41.	HAZARDOUS SUBSTANCE LIABILITY
42.	TELECOMMUNICATIONS
43.	EXTENSION OPTION

i

EXHIBITS

Exhibit “A”	Premises
Exhibit “B”	Project
Exhibit “C”	Tenant Improvement Agreement
Exhibit “D”	Commencement Date Memorandum
Exhibit “E”	Rules and Regulations
Exhibit “F”	Telecommunications Rules
Exhibit “G”	Telecommunications Access Licens

BASIC LEASE INFORMATION

Lease Date:	September 1, 2005

Landlord:	Equastone 2200 Faraday, LLC

Landlord’s Address:	c/o Equus Realty Advisors, LLC 800 Silverado Street, Suite 300 La Jolla, CA 92037-4234 Attn: Mr. Roger Simsiman

With a copy to:	Sheppard, Mullin, Richter & Hampton LLC 12544 High Bluff Drive, Suite 300 San Diego, CA 92130-3051 Attn: Scott Biel, Esq.

Tenant:	Dot Hill Systems Corporation

Tenant’s Address:	6305 El Camino Real Carlsbad, CA 92009 Attn: CFO

Building:	That certain 229,753 square foot office building (the “Building”) located at 2200 Faraday Avenue, Carlsbad, CA 92008

Premises:	Suite 100

Rentable Area of the Premises:	58,452 rentable square feet (“Rentable Area”).

Project:	Faraday Corporate Center

Parking Spaces:

175 non-exclusive passes to use as many spaces in the parking facilities of the Building (approximate ratio of 3 passes per 1,000 usable square feet of Premises). In the event Landlord permits another tenant in the Project to designate parking spaces for its own use, then Tenant shall have the right to designate that number of parking spaces for its own use which when divided by the Rentable Area of the Premises equals the ratio of such other tenant’s number of designated parking spaces to the total number of rentable square feet of such other tenant’s premises, and the location of Tenant’s designated spaces shall be determined by mutual agreement of Landlord and Tenant in order to be consistent with the location of reserved spaces granted to other tenants of the Project.

Tenant’s Use of the Premises:

Any use permitted under the Project’s zoning and the CC&R’s (but in any case excluding uses that involve the use of Hazardous Substances, as defined in Article 41, beyond levels typical for office/electronics and engineering uses; provided that any Hazardous Substances not typically associated with general office use shall be disclosed to Landlord on a Hazardous Materials List (as defined in Article 41) before such Hazardous Substances may be introduced into the Premises by Tenant).

Lease Term:	Seven (7) years four (4) months (the “Initial Term”). The Initial Term, and the any Extension Term and/or any holdover period shall collectively be defined as the “Term”.

Commencement Date:	January 1, 2006 subject to any Landlord Delays pursuant to the terms of the Work Letter

Renewal Options:	Two (2) Five (5) year options to renew

Monthly Base Rent:  The Monthly Base Rent is set forth below and is payable in accordance with the terms of Article 4 (the fifth (5th) month’s Monthly Base Rent shall be paid by Tenant upon the Tenant’s execution and delivery of this Lease):

Months of Term	Amount of Monthly Base Rent Payable Per Month (Per Square Foot of Rentable Area)	Amount of Base Rent Payable Per Month
1-12	1.25	$73,065.00	*
13-24	1.36	$79,494.72
25-36	1.39	$81,248.28
37-48	1.43	$83,586.36
49-60	1.46	$85,339.92
61-72	1.50	$87,678.00
73-84	1.54	$90,016.08
85-88	1.58	$92,354.16

*  See Section 4.2 regarding Abatement Period for Months 1 through 4.

Prepaid Rent:	$73,065.00 (Monthly Base Rent payable during fifth month of Initial Term).

Tenant’s Share:	25.44%

Security Deposit:	$83,586.36

Normal Business Hours of Building:	Monday – Friday 8:00 a.m. to 6:00 p.m.; Saturday 9:00 a.m. to 1:00 p.m. (Sundays and holidays excepted)

Landlord’s Work:	See Work Letter

Guarantor of Lease:	None.
Landlord’s Broker:	CB Richard Ellis

Tenant’s Broker:	Irving Hughes

Broker’s Fee or Commission paid by:	Payable by Landlord pursuant to a separate agreement

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease.  Each reference in this Lease to any of the Basic Lease Information shall mean the respective information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular section pertaining to such information.  In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

TENANT:		LANDLORD:

DOT HILL SYSTEMS CORPORATION, a Delaware corporation		EQUASTONE 2200 FARADAY, LLC, a Delaware limited liability company

By:	/s/ James L. Lambert	By:	Equastone Faraday, LLC,
Name:	James L. Lambert		a Delaware limited liability company,
Its:	Chief Executive Officer		its Manager

By:	/s/ Preston S. Romm	By:	/s/ Chad M. Carpenter
Name:	Preston S. Romm	Name:	Chad M. Carpenter
Its:	Chief Financial Officer	Its:	President and CEO

		By:	/s/ Roger C. Simsiman
		Name:	Roger C. Simsiman
		Its:	Chief Operating Officer

v

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made and entered into as of September 1, 2005, by and between Equastone 2200 Faraday, LLC, a Delaware limited liability company (herein called “Landlord”), and Dot Hill Systems Corporation, a Delaware corporation (herein called “Tenant”).

Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises as depicted on Exhibit A (the “Premises”) comprising a portion of the first floor of the two-story building (hereinafter referred to as the “Building”) specified in the Basic Lease Information attached hereto. Prior to the execution of this Lease, Tenant has reviewed and approved the Rentable Area specified in the Basic Lease Information, which shall be conclusive and binding on the parties for purposes of calculating Rent and the Tenant Allowance.  The Project, consisting of the Building, and such other buildings as may be constructed as part of the Project improvements from time to time is located within the area outlined on Exhibit B, subject to modification in accordance with Section 1.1 below.  The term “Common Area” shall mean all areas and facilities provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees within the Project, to the extent such facilities are not designated by Landlord for the exclusive use of Tenant or any other tenant or other occupant of the Building, and such common use improvements may include, but are not limited to a Building lobby, hallways, stairwells, restrooms, elevators, parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like, and to the extent the tenants have non-exclusive rights to use the driveways, sidewalks and common areas of the Project, such appurtenant rights of record are hereby granted non-exclusively to Tenant during the Term of this Lease.

1.                                      OCCUPANCY, USE AND DELIVERY CONDITIONS.

1.1                                 Permitted Use.  Tenant may use and occupy the Premises during the Term for the purposes specified in the Basic Lease Information (“Permitted Use”), subject to the terms and conditions of this Lease, and for no other use or purpose without the prior written consent of Landlord.  Tenant shall be entitled to the nonexclusive use of the Common Area with Landlord and other occupants (if any) of the Project in accordance with the Rules and Regulations established by Landlord from time to time.  Notwithstanding anything to the contrary in the Basic Lease Information or in this Lease, Tenant understands and agrees that (a) one or more Reciprocal Easement Agreements and Declarations of Covenants, Conditions and Restrictions (collectively, the “CC&Rs”) and/or (b) a mortgage and/or ground lease may encumber all or a portion of the Project now or in the future, and (c) Tenant shall fully comply with any and all restrictions on the use of the Premises specified in such CC&Rs and/or ground lease, provided that Tenant shall have been provided with a true, correct and complete copy of any existing CC&Rs, ground lease or Mortgage (as defined in Article 17 hereof) prior to the date hereof, and any approval given by Landlord hereunder shall be limited to the matters covered by such approval with respect to this Lease only and shall not be interpreted to include any approval or consent in respect of the CC&R’s and/or ground lease and/or Mortgage.  If necessary, Tenant shall execute such documents as are reasonably necessary to cause this Lease to become subordinate to such CC&R’s and/or ground lease and/or mortgage, subject to Tenant’s rights set forth in Article 17 hereof.

Landlord hereby reserves the following rights with respect to the Common Areas:  to establish reasonable rules and regulations for the use thereof; to use or permit the use by others to whom Landlord may have granted such rights; to close all or any portion thereof as may be deemed necessary by Landlord to prevent a dedication thereof or the accrual of any rights by any person or the public therein; and to change the layout of the Common Areas, including the right to reasonably add to or subtract from their shape and size, whether by the addition of building improvements or otherwise provided in all such cases reasonably equivalent access to the Premises shall be maintained.  Landlord shall operate, manage, equip, light, repair and maintain the Common Areas, and all equipment and fixtures serving the Common Areas, for their intended purposes a manner  consistent with Class A buildings of comparable type in the Carlsbad and San Diego California areas.  Landlord may from time to time change the size, location, nature and use of the Common Areas and may make installations therein and move and remove the same, so long as such actions do not substantially adversely affect the overall character of the Common Areas or Tenant’s access to or use of the Premises or Common Areas.

1.2                                 Intentionally Deleted.

1.3                                 BOMA.  For purposes of this Lease, “rentable square feet” and “usable square feet” shall be calculated pursuant to the Building Owners’ and Managers’ Association (BOMA) Standard Method of Measuring Floor Area in Office Building in effect at the time of measurement.  Within thirty (30) days after substantial completion of the Tenant Improvements, Landlord’s space planner/architect shall measure and certify the rentable and usable square feet of the Premises in accordance with the provisions of this Section 1.3 and the results thereof shall be presented to Tenant in writing.  In the event that it is determined that the square footage amounts are different from those set forth in this Lease, whether higher or lower, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount shall be modified in accordance with such determination.  If such determination is made, it will be confirmed in writing by Landlord to Tenant, and shall not be changed, at any time, for any reason other than a change in the physical size of the Premises or the Common Area.

2.                                      TERM AND POSSESSION.

2.1                                 Term; Requirement of Completion of Landlord’s Work.  The Term of this Lease shall begin on the Commencement Date specified in the Basic Lease Information (unless extended as a result of a Landlord’s Delay as described in the Work Letter attached hereto as Exhibit C) and shall terminate on the Expiration Date specified in the Basic Lease Information, unless extended or sooner terminated in accordance with the provisions of this Lease.  Landlord shall tender possession of the Premises with all the work to be performed by Landlord pursuant to Exhibit C to this Lease substantially completed (“Landlord’s Work”).  Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit D attached hereto, setting forth the Commencement Date, Expiration Date and, if necessary, a revised rent schedule.  Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed to and correct.

2.2                                 Landlord’s Work in Common Areas and Premises.  Landlord shall cause the Landlord’s Work to be Substantially Completed in accordance with the terms, covenants and conditions of the Tenant Work Letter.  Landlord shall otherwise deliver the Premises to Tenant broom clean condition, free of all debris.  Tenant agrees to accept possession of the Premises in its current “as is” condition, “with all faults”, and “without any representations or warranties” except as expressly set forth herein or in the Tenant Work Letter, Tenant hereby agrees and warrants that it has inspected the condition of the Project, Building and Premises, including, without limitation, all Building systems and structural elements, the parking facilities of the Project, and the safety, security and suitability of Building and Project for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Project or the including the as to the nature, quality, or suitability for Tenant’s business of the Project, the Building, or the Premises.  Notwithstanding the foregoing, Landlord, at Landlord’s sole cost, will cause the Premises (as delivered to Tenant on the Entry Date set forth below) and the Common Area (including the parking areas) to comply with all current codes and conditions, including with respect to fire and life safety and the Americans With Disabilities Act of 1990 and its implementing regulations (the “ADA Requirements”), as applicable to the Premises and Common Area on the date of this Lease, but without liability of Landlord for any ADA Requirements associated with the design of the Tenant Improvements or any increased occupancy density or other unusual Tenant requirement associated with its occupancy of or business in the Premises.

2.3                                 Moving Allowance.  Provided that Tenant is not in Default under this Lease (after the expiration of any applicable cure period) as of the Commencement Date, then following the Commencement Date and Tenant’s occupancy of the Premises, Landlord shall reimburse Tenant, within fifteen (15) business days following Landlord’s receipt of an itemized invoice and copies of receipts from all vendors and contractors providing such services and property, for Tenant’s Relocation Costs (as defined below)  associated with its occupancy of the Premises in an amount not to exceed Ten Dollars ($10.00) per rentable square foot of the Premises (the “Relocation Allowance”).  Tenant’s “Relocation Costs” shall be limited to Tenant’s out-of-pocket costs for the cost of moving Tenant’s property to the Premises, the cost of Tenant’s voice and data cabling in the Premises, Tenant’s furniture, trade fixtures and equipment in the Premises, and Tenant’s Building signage; provided, however, that Tenant’s voice and data cabling and any Tenant furniture, trade fixtures and equipment, the cost of which is reimbursed out of the Relocation Allowance, shall at Landlord’s election be Landlord’s property and remain in the Premises following the expiration or earlier termination of this Lease.

3.                                      TENANT IMPROVEMENTS.

3.1                                 Tenant Improvements; Allowances.  Tenant shall construct and own during the Term (with the understanding that (i) such ownership shall not in any way reduce any bonus rent payable to Landlord pursuant to any subletting or assignment by Tenant, and (ii) upon any termination of this Lease, the Tenant Improvements shall be surrendered by Tenant without cost to Landlord, who shall own the Tenant Improvements), and will pay for certain improvements (the “Tenant Improvements”) to be constructed in the Premises prior to Tenant’s occupancy of the Premises in accordance with the terms, covenants and conditions of the Tenant Work Letter attached hereto as Exhibit C, and subject to Landlord’s agreement to reimburse Tenant for the costs of design, permitting and construction of the Tenant Improvements in an amount not to exceed Twenty Two Dollars ($22.00) per rentable square foot of the Premises (the “T.I. Allowance”) in accordance with the terms, covenants and conditions of the Tenant Work Letter.  The Tenant Improvements shall consist of all interior improvements constructed by Tenant in the Premises which are not part of the Building’s structure or shell and which can be removed and the Premises restored to its current shell condition without damage to the Building structure or systems.

3.2                                 Entry Date.  Within ten (10) days after the date by which this Lease has been fully executed and delivered, Landlord will allow Tenant access to the Premises (the “Entry Date”) in order to install Tenant Improvements (subject to the terms of Section 2.2 and Article 3), fixtures, furnishings and equipment and to otherwise prepare the Premises for Tenant’s occupancy; provided that such early entry, access and possession shall be subject to all the provisions of this Lease as though the Commencement Date had occurred, other than the payment of Monthly Base Rent and Tenant’s Share of Building Expenses and Real Estate Taxes as set forth in Section 4.3, including, without limitation, during such period of early entry and possession for Tenant’s work, Tenant shall pay for all services and utilities provided to the Premises and required to be paid by Tenant pursuant to Article 14.  As a condition to Tenant’s entry into the Premises on or after the Entry Date, Tenant shall have provided Landlord with certificates of the insurance required to be carried by Tenant pursuant to the Work Letter.  Said early possession prior to the Commencement Date shall not advance the Expiration Date.

4.                                      RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND TAXES.

4.1                                 Monthly Base Rent and Additional Charges.  Commencing on the Commencement Date and throughout the Term of this Lease, Tenant shall pay the monthly base rent specified in the Basic Lease Information, as adjusted pursuant to Section 4.2 (as so adjusted from time to time, “Monthly Base Rent”), on the first day of each month, in advance, with the  Monthly Base Rent for the fifth month of the Term due upon execution of this Lease, in lawful money of the United States (without any prior demand, notice or invoice therefor and without deduction or offset whatsoever, except as expressly provided in this Lease) to Landlord or its property manager at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord may from time to time designate in writing.  In addition, Tenant shall pay to Landlord all charges and other amounts whatsoever as provided in this Lease (“Additional Charges”) at the place where the Monthly Base Rent is payable, and Landlord shall have the same remedies for a Default in the payment of Additional Charges as for a Default in the payment of Monthly Base Rent.  As used herein, the term “Rent” shall include all Monthly Base Rent and Additional Charges (including, without limitation, Additional Charges for Real Estate Taxes and Expenses pursuant to Section 4.3 below, and Additional Charges pursuant to Article 8, Section 9.4, and Articles 10, 12 and 26).   If the Commencement Date occurs on a day other than the first day of a calendar month, or the Expiration Date occurs on a day other than the last day of a calendar month, then the Monthly Base Rent and Additional Charges for such fractional month shall be prorated on a daily basis.

Landlord and Tenant hereby agree and acknowledge that, so long as no Default shall have occurred under this Lease, during the first (1st) through fourth (4th) months, inclusive, of the Lease Term, Tenant’s obligation to pay Monthly Base Rent shall be conditionally abated (“Conditional Rent Abatement Period”).  Notwithstanding the foregoing, Tenant hereby agrees and acknowledges that, if a Default by Tenant results in the termination of this Lease, specifically as part of the remedies to which Landlord is entitled pursuant to Article 21 of this Lease, Landlord shall be entitled to recover the unamortized amount of the abated Monthly Base Rent that would have been due during the Conditional Rent Abatement Period (i.e., Two Hundred Ninety Two Thousand Two Hundred Sixty Dollars ($292,260.00)) (“Conditionally Abated Rent Amount”).  The Conditionally Abated Rent

Amount shall amortize on a straight-line basis, in equal monthly installments at the discount rate set forth in Section 21.1 of this Lease, over the entire Lease Term, commencing with the Fifth (5th) month thereof.

4.2                                 Annual Adjustments in Monthly Base Rent.  The Monthly Base Rent under Section 4.1 shall be adjusted throughout the Term (including any Extension Term(s)) as provided in the Basic Lease Information under the heading “Monthly Base Rent”.

4.3                                 Additional Charges for Expenses and Real Estate Taxes.

4.3.1                        Definitions of Additional Charges:  For purposes of this Section 4.3, the following terms shall have the meanings hereinafter set forth:

(i)                                     “Expenses” shall mean the reasonable and customary costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Building, Parcel and Project, including, without limitation (a) the cost of air conditioning, electricity, steam, heating, mechanical, ventilating, elevator systems and all other utilities provided to the Common Area, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (b) the cost of repairs and general maintenance and cleaning; (c) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rent, earthquake (if Landlord elects to obtain it) and other insurance for the Building or Project obtained by Landlord, or otherwise obtained by Landlord in connection with the Project, all including, without limitation, insurance premiums and any deductible amounts paid by Landlord, including, without limitation, the insurance required by Article 12; (d) fees, charges and other costs directly related to the operation of the Project (as distinct from the operation of the entity which owns the Building), including management fees, consulting fees, legal fees and accounting fees, fees of all independent contractors engaged by Landlord directly related to the operation of the Building and/or Parcel or reasonably charged by Landlord if Landlord performs management services in connection with the Building (provided that the management fees, whether charged by charged by Landlord if Landlord provides such management services or charged by a third party, provided that the annual cost of Tenant’s Share of management fees shall not exceed three percent (3%) of the gross rents payable by Tenant in any calendar year of the Lease Term); (e) the cost of any capital improvements made to the Building or Project after the Commencement Date (i) as a labor saving device or to effect other economies in the operation or maintenance of the Project (from which a reasonable person would anticipate that savings would actually result), (ii) to repair or replace capital items which are no longer capable of providing the services required of them (other than in connection with a casualty which is addressed by Article 23), or (iii) that are made to the Building or Project after the date of this Lease and are required under any Laws (as defined in Article 7) (excluding, however, any capital improvements required by Laws that are Tenant’s responsibility under Article 7, which shall be paid directly by Tenant pursuant to Article 7), where such capital improvements were not required under any such Laws to be completed with respect to the Project prior to the date the Lease was executed; and the cost of capital improvements incurred by Landlord, which are the responsibility of Tenant pursuant to this Lease, shall be amortized over the useful life of the capital item in question as determined in accordance with generally accepted accounting principles (“GAAP”), but not to exceed ten (10) years, together with interest on the unamortized balance at the greater of (A) the rate paid by Landlord on funds borrowed from an institutional lender for the purpose of constructing such capital improvements; or (B) 6% per annum; and (f) any other reasonable expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Project.  Any “deductible” amounts relating to capital improvements required to be paid by Tenant hereunder in connection with any property or earthquake insurance policy carried by Landlord shall be amortized over the useful life of the restoration work to which such deductible amount relates in accordance with GAAP (but not to exceed ten (10) years) in the same manner as other capital improvements that are included in Expenses as provided above.

Notwithstanding anything to the contrary herein contained, Expenses shall not include, and in no event shall Tenant have any obligation to pay for pursuant to this Section 4.4.1 or Section 9.2, (aa) the initial construction cost of the Building or Landlord’s Work or acquisition cost of the land on which the Building is located; (bb) the cost of providing tenant improvements to Tenant or any other tenant and costs of preparing any other premises in the Building for occupancy by any other tenant, including brokerage commissions, attorneys fees and other fees incurred in connection with the leasing thereof; (cc) any rent payable pursuant to a ground lease, and debt service (including, but without limitation, interest, principal and any impound payments) required to be made on any mortgage or deed of trust recorded with respect to all or any portion of the Project other than debt service and financing charges imposed pursuant to Section 4.4.1 (iv) (e) above; (dd) the cost of special services, goods or materials provided to any tenant; (ee) depreciation; (ff) the portion of a management fee paid to Landlord or affiliate in excess of three percent (3%) of Monthly Base Rent and Additional Charges for Expenses and Taxes (excluding the management fee); (gg) costs occasioned by Landlord’s fraud or willful misconduct under applicable laws; (hh) costs for which Landlord has a right of and has received reimbursement from others; (ii) costs to correct any construction or design defects in the original construction of the Building structure; (jj) repairs, replacement and upgrades to the structural elements of the Building (e.g. steel frame and slab) and structural components of the roof (not including the roof membrane), other than capital maintenance, repairs and replacements made pursuant to Section 4.4.1 (iv) (e) above; (kk) environmental pollution remediation related costs for which Landlord has released Tenant pursuant to Section 41.1, including costs arising from the presence of Hazardous Substances (as defined in Section 41.1) in, on, under or about the Building; provided that the presence of such Hazardous Substances predates the Commencement Date; (ll) advertising or promotional expenditures; (mm) leasing commissions; (nn) costs to the extent Landlord receives (or is reasonably likely to receive) reimbursement from any source (less Landlord’s reasonable expenses in obtaining such reimbursement); (oo) costs incurred in connection with Landlord’s compliance as to all Laws, as they exist and are interpreted prior to the Commencement Date; provided, however, that any costs incurred in connection with any amendments to Laws on or after the Commencement Date, or as a result of any new or different interpretations of Laws as they currently exist, shall be costs included in Expenses; (pp) electrical power costs that otherwise would have been allocated to the Premises but for the Premises being served by an electrical submeter; and (qq) costs fairly attributable to other Tenant occupied buildings in the Project.  All costs and expenses shall be determined in accordance with GAAP which shall be consistently applied (with accruals appropriate to Landlord’s business).

(ii)                                  “Expense Year” shall mean each twelve (12) consecutive month period commencing January 1 of the calendar year during which the Commencement Date of the Lease occurs, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Expenses shall be equitably adjusted for the Expense Years involved in any such change.

(iii)                               “Real Estate Taxes” shall mean all taxes, assessments and charges levied upon or with respect to the Project or any personal property of Landlord used in the operation thereof, or Landlord’s interest in the Project or such personal property.  Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Project (provided, however, that any refunds of Real Estate Taxes paid by Tenant shall be credited against Tenant’s further obligation to pay Real Estate Taxes during the Term or refunded to Tenant if received by Landlord within one year after the Expiration Date), service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease, or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease.  Real Estate Taxes shall not include any franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax.

(iv)                              “Real Estate Tax Year” shall mean each twelve (12) consecutive month period commencing January 1st of the calendar year during which the Commencement Date of this Lease occurs, provided that Landlord, upon notice to Tenant, may change the Real Estate Tax Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant’s Share of Real Estate Taxes (as hereinafter defined) shall be equitably adjusted for the Real Estate Tax Years involved in any such change.

(v)                                 “Tenant’s Share” shall mean the percentage figure so specified in the Basic Lease Information.

4.3.2                        Payment of Expenses and Real Estate Taxes:  Tenant shall pay as additional rent for each Expense Year, Tenant’s Share of Expenses and Real Estate Taxes incurred for such Expense Year.

4.3.3                        Annual Determination:  The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3.3.  During the Term, Tenant may review, at Tenant’s sole cost and expense (subject to reimbursement by Landlord if the results of such audit reveal that Tenant was overcharged by 5% or more), the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord in its reasonable discretion, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement.  Landlord shall cooperate in good faith with Tenant and the Tenant’s accountant to provide the information upon which the certification is to be based.  However, if such certification of the actual Expenses by the accountant proves that Tenant’s Share of the Expenses set forth in the Statement were overstated by more than five percent (5%), then Tenant’s reasonable out-of-pocket costs for the performance of the review of Landlord’s books and records shall be paid for by Landlord.  Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification.  Tenant agrees that this section shall be the sole method to be used by Tenant to dispute the amount of any Expenses payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.  If Tenant fails to object to Landlord’s determination of Expenses within ninety (90) days after receipt, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Expense Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Expense Year.

4.3.4                        Estimate of Expenses and Real Estate Taxes: Prior to the actual determination thereof for an Expense Year or Real Estate Tax Year, as applicable, Landlord may from time to time estimate Tenant’s liability for Expenses and/or Real Estate Taxes under Section 4.3.2, Article 8 and Article 29 for the Expense Year or Real Estate Tax Year, as applicable, or portion thereof.  Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Base Rent due in such Expense Year or Real Estate Tax Year, as applicable, additional rent in the amount of such estimate.  Any such increased rate of Monthly Base Rent pursuant to this Section 4.3 shall remain in effect until further written notification to Tenant pursuant hereto.

4.3.5                        Payment of Expenses and Real Estate Taxes.  When the above mentioned actual determination of Tenant’s liability for Expenses and/or Real Estate Taxes is made for any Expense Year or Real Estate Tax Year, as applicable, and when Tenant is so notified in writing, then:

(i)                                     If the total additional rent Tenant actually paid pursuant to Section 4.3.3 on account of Expenses and/or Real Estate Taxes for the Expense Year or Real Estate Tax Year, as applicable, is less than Tenant’s liability for Expenses and/or Real Estate Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

(ii)                                  If the total additional rent Tenant actually paid pursuant to Section 4.3.3 on account of Expenses and/or Real Estate Taxes for the Expense Year or Real Estate Tax Year, as applicable, is more than Tenant’s liability for Expenses and/or Real Estate Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash.

4.3.6                        If the Commencement Date is other than January 1 or if the Expiration Date is other than December 31, Tenant’s liability for Expenses and Real Estate Taxes for the Expense Year or Real Estate Tax Year, as applicable, in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

4.4                                 Late Charges.  Tenant acknowledges and agrees that late payment of any Monthly Base Rent or Additional Charges will result in additional expenses to Landlord not contemplated by this Lease, the exact amount of which additional expense is extremely difficult and economically impractical to ascertain.  Those additional expenses may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises.  Tenant therefore agrees that if any Monthly Base Rent or Additional Charges remain unpaid three (3) days after such amount is due, the amount of such unpaid Monthly Base Rent or Additional Charges shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to five percent (5%) of the amount of the delinquent Monthly Base Rent or Additional Charges.  In addition, any outstanding Monthly Base Rent, Additional Charges, late charges and other outstanding Rent amounts shall accrue interest at an annualized rate equal to the lesser of (i) ten percent (10%) until paid to Landlord, or (ii) the maximum rate permitted by law (the “Default Rate”).  Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense.  The provisions of this Section 4.4 in no way relieve Tenant of the obligation to pay Monthly Base Rent or Additional Charges on or before the date on which they are due, nor do the terms of this Section 4.4 in any way affect Landlord’s remedies pursuant to Article 20 in the event any Monthly Base Rent or Additional Charges are unpaid after the date due.  Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but without such limitation for any subsequent occurrence) during any 12-month period of Tenant’s failure to timely pay rent if Tenant cures such failure within five (5) calendar days following Landlord’s delivery of notice that such amount was not received by Landlord when due.

5.                                      SECURITY DEPOSIT.  Concurrently with Tenant’s delivery of the Lease, Tenant shall deposit with Landlord the sum of Eighty Three Thousand Five Hundred Eighty Six and 36/100 Dollars ($83,586.36) to be retained by Landlord without responsibility for payment of interest thereon, as security for Tenant’s payment and performance of all its obligations under the terms, covenants and conditions of this Lease, including payment of all rent due under the terms hereof.  Deductions may be made by Landlord from the amount so retained for the reasonable cost of repairs to the Premises (ordinary wear and tear excepted), for any rent delinquent under the terms hereof and/or for any sum used in any manner to cure any default of Tenant under the terms of this Lease.  Upon any default by Tenant, following notice from Landlord to Tenant (if required by the terms and conditions of this Lease) and the lapse of any applicable grace period without timely cure by Tenant, the Security Deposit shall be deemed to be automatically and immediately applied, without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of the default, as a setoff for full or partial compensation for that default.  In the event deductions are so made, the Tenant shall, within five (5) days of notice from the Landlord, redeposit with the Landlord such amounts so expended so as to maintain the deposit in the amount as herein provided for, and failure to so redeposit shall be deemed a failure to pay rent under the terms hereof.  Nothing herein contained shall limit the liability of Tenant as to any damage to the Premises, and Tenant shall be responsible for the total amount of any damage and/or loss occasioned by actions of Tenant.  Landlord may deliver the funds deposited hereunder by Tenant to any purchaser of Landlord’s interest in the Leased Premises in the event such interest shall be sold, and thereupon Landlord shall be discharged from any further liability with respect to such deposit.  If Tenant fully performs its obligations under this Lease, the Security Deposit shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease) after the expiration of the Term, provided that Landlord may retain the Security Deposit to the extent and until such time as all amounts due from Tenant in accordance with this Lease have been determined and paid in full.  Notwithstanding anything to the contrary contained herein, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

6.                                      RESTRICTIONS ON USE.  Tenant shall only use the Premises for the permitted Use set forth in the Basic Lease Information, and for no other purpose without Landlord’s prior written approval.  Tenant shall not do or permit anything to be done in, on or about the Premises which will obstruct or interfere with the rights of other tenants or occupants of the Building or the Project or injure or annoy them, nor use or allow the Premises to be used for any  unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises or

Project.  Tenant shall not commit or suffer the commission of any waste in, on or about the Premises or Project.  Tenant shall provide and maintain all licenses and permits legally required or necessary for the operation of its business and allow Landlord to inspect the same from time to time upon reasonable prior notice.  Tenant shall be solely responsible to determine all zoning information and secure all necessary or required permits and approvals for the Permitted Uses.  Landlord makes no representations or warranties as to the suitability of, or the ability to obtain regulatory approval for, the Permitted Uses.  Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises for any period of time except in any outside enclosures that are fully fenced and screened in compliance with all CC&R’s and Laws, and which enclosures are designed for such purpose, and which have been approved by Landlord for such use.  Other than seeing-eye dogs for the blind, Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises.  Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Buildings or outside areas; nor place any harmful liquids in the drainage systems; nor dump or store waste materials, refuse or other such materials, or allow such to remain outside the Building, except for ordinary quantities of any non-hazardous or non-harmful materials which may be stored in refuse dumpsters or in any enclosed trash areas.

7.                                      COMPLIANCE WITH LAWS.

7.1                                 Tenant’s Compliance Obligations.  Tenant shall not use the Project or permit anything to be done in or about the Project which will in any way conflict with any present and future laws, statutes, ordinances, resolutions, regulations, proclamations, orders or decrees of any municipal, county, state or federal government or other governmental or regulatory authority with jurisdiction over the Project, or any portion thereof, whether currently in effect or adopted in the future and whether or not in the contemplation of the parties hereto (collectively, “Laws”), and Tenant shall promptly, at its sole expense, maintain the Premises, any Alterations (as defined in Article 9 below) permitted hereunder and Tenant’s use and operations thereon in strict compliance at all times with all Laws.  “Laws” shall include, without limitation, all Laws relating to health and safety, disabled accessibility (including, without limitation, the Americans with Disabilities Act, 42 U.S.C. section 12101 et seq.), Hazardous Substances, and all present and future life safety, fire, sprinkler, seismic retrofit, building code and municipal code requirements; provided however, that Tenant’s obligation to comply with Laws relating to Hazardous Substances is subject to the terms and conditions of Article 41, and Tenant shall not be responsible for compliance with clean-up provisions of any Laws with respect to Hazardous Substances except to the extent of any release caused by the Tenant or any of its servants, employees, contractors, agents, licensees or invitees (collectively, including Tenant, the “Tenant Parties”) or otherwise included in Tenant’s indemnity contained in Article 41.  Notwithstanding the foregoing, Landlord, and not Tenant, shall be responsible for correcting any condition with respect to violations of Laws relating to the Common Area, any Building systems or equipment serving the Common Areas, the improvements to the Common Areas, and the exterior or structural portions of the Building (but not with respect to the interior of the Premises), (subject to Tenant’s obligation to pay such costs to the extent they are included as Expenses under Section 4.3.1(i)), except to the extent such violation is caused by the negligent or intentional acts or omissions of the Tenant Parties, or such violation results from Tenant’s particular use of the Premises, or such violation arises in connection with the installation of or any Alterations. Tenant shall be responsible for compliance of the Tenant’s Alterations with all Laws.  Notwithstanding the first sentence of this Section 7.1, Tenant shall not be required to make any structural alterations to the Premises in order to comply with Laws unless the requirement that such alterations be made is triggered by any of the following (or, if such requirement results from the cumulative effect of any of the following when added to other negligent or intentional acts, omissions, or events, to the extent such alterations are required by any of the following): (i) the installation, use or operation of, any Alterations, or any of Tenant’s trade fixtures or personal property; (ii) the negligent or intentional acts or omissions of any of the Tenant Parties; or (iii) the particular use or particular occupancy or manner of use or occupancy of the Premises by the Tenant Parties.  Any alterations that are Tenant’s responsibility pursuant to this Article 7 shall be made in accordance with Article 8 below, at Tenant’s sole cost.  The parties acknowledge and agree that Tenant’s obligation to comply with all Laws as provided in this section (subject to the limitations contained herein) is a material part of the bargained-for consideration under this Lease.

7.2                                 Insurance Requirements.  Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Project or any of its contents (unless Tenant agrees to pay for such increase) or cause a cancellation of any insurance on the Project or otherwise violate any requirements, guidelines, conditions, rules or orders with respect to such insurance.  Tenant shall at its sole cost and expense promptly comply with the requirements of the Insurance Services Office (ISO), board of fire underwriters, or other similar body now or hereafter constituted relating to or affecting Tenant’s use or occupancy of the Project (other than in situations where compliance involves repair, maintenance or replacement of items that Landlord is expressly required to repair, maintain or replace under this Lease).

7.3                                 No Limitation on Obligations.  The provisions of this Article 7 shall in no way limit Tenant’s maintenance, repair and replacement obligations under Article 9 or Tenant’s obligation to pay Expenses under Section 4.3.  The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord is a party thereto or not, that Tenant has so violated any such Law shall be conclusive of such violation as between Landlord and Tenant.

8.                                      ALTERATIONS.

8.1                                 Landlord Consent.  Tenant shall not make or suffer to be made any alterations, additions or improvements in, on or to the Premises or any part thereof (“Alterations”), other than Diminimus Changes, as defined below, without Landlord’s prior written consent and approval by Landlord of Tenant’s designated contractor and major subcontractors performing the work of such Alterations and fully detailed and dimensioned plans and specifications pertaining to the work in question, prepared and submitted by Tenant at its sole cost and expense.  If Landlord fails to give its approval or disapproval of the Alterations as set forth on the proposed plans and the contractors performing such work within fifteen (15) calendar days after receipt of Tenant’s written request for approval, Tenant may deliver an additional notice to Landlord specifying such failure by Landlord and stating, in bold 12 point, all cap type on such notice:  “LANDLORD’S FAILURE TO RESPOND TO THIS REQUEST SHALL BE DEEMED LANDLORD’S CONSENT TO THE TENANT’S REQUESTED ALTERATIONS.” If Landlord does not approve or disapprove Tenant’s proposed Alterations within five (5) business days of receipt of such second notice, then Tenant such failure shall constitute approval by Landlord of the work of the Alterations and the contractors designated by Tenant.  Subject to the terms of Section 8.5 below, any Alterations in, on or to the Premises, except for Tenant’s trade fixtures and movable furniture and equipment, shall be the property of Tenant during the Term and shall become the property of Landlord without compensation to Tenant upon the termination of this Lease.  Landlord shall not unreasonably withhold or delay its consent to Alterations that (i) do not materially affect the structure of the Building or its electrical, plumbing, HVAC, security or other systems, (ii) are not visible from the exterior of the Premises and do not otherwise affect the exterior appearance of the Building, (iii) are consistent with Tenant’s Permitted Use hereunder; (iv) do not require any application to a political jurisdiction for rezoning, general plan amendment, variance, conditional use permit or architectural review approval, (v) will not interfere with the use and occupancy of any other portion of the Project by Landlord or by any other tenants or occupants or their invitees, or by any other party with the right to use any portion of the Project, (vi) comply with any ground lease, CC&Rs and Mortgages, (vii) do not increase the occupant density of the Premises in excess of the parking rights of Tenant, and (vii) do not adversely affect the value or marketability of the Premises in Landlord’s reasonable determination (or if required by any mortgagee holding a security interest in the Building, such mortgagee).  No consent of Landlord shall be required in connection with alterations which cost $10,000 or less annually and which comply with clauses (i) through (vi) in the previous sentence (“Diminimus Changes”)

8.2                                 Landlord’s Additional Approval Rights.  If Landlord consents to the making of any Alterations by Tenant, the same shall be made by Tenant, at Tenant’s sole cost and expense, in accordance with plans and specifications reasonably approved by Landlord, and any contractor or person selected by Tenant to make the same must first be approved in writing by Landlord in its sole discretion (including, if required by Landlord, the exclusive use of landlord’s contractor).  With respect to any Alterations that affect the structure of the Building, the Building Systems, or any portion of the Project outside the Premises, at Landlord’s option the Alterations shall be made by Landlord, or by a contractor specified by Landlord, for Tenant’s account and Tenant shall reimburse Landlord for the cost thereof as an Additional Charge, within twenty (20) days after receipt of a statement from Landlord therefor.

8.3                                 Building Electrical Limitations.  Notwithstanding anything to the contrary herein, Tenant shall make no alterations or additions to the electrical equipment or systems in the Premises or the Building without the prior written consent of Landlord in each instance.  Tenant shall not install in the Premises or the

Building any equipment which represents or uses a substantial amount of electrical current, including, without limitation, computer or data processing equipment and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can be accommodated or permitted in the Premises, taking into account, among other items, the capacity of the electrical feeders, risers, conduits, wiring and other facilities and equipment of the Premises and the Building and the needs of other tenants (both present and future) of the Building.  Tenant’s use of electrical current at the Premises shall not exceed the maximum amount of load or demand for or use of electrical current which can be accommodated or permitted at the Premises by the Premises Supply Panels (as defined in Section 14.3 below).

8.4                                 Landlord Supervision.  Tenant shall reimburse Landlord upon demand for any reasonable out-of-pocket expenses incurred by Landlord in the review of any Alterations made by Tenant, including, but not limited to Tenant’s electrical equipment, and including, but not limited to, fees charged by Landlord’s contractors or consultants to review plans and specifications, and such obligation shall be an Additional Charge.  With the exception of Deminimus Changes not requiring Landlord consent as provided in Section 8.1 above, Landlord shall be entitled to receive an administrative/supervision fee based upon the total cost of (i) all Alterations work performed; (ii) materials, plans and drawings furnished; and (iii) all other costs and expenses related to such Alterations (collectively, the “Alterations Costs”).  Such fee shall be (A) ten percent (10%) of the Alterations Costs if such costs are not in excess of Fifty Thousand Dollars ($50,000.00), and (B) five percent (5%) if such costs exceed Fifty Thousand Dollars ($50,000.00).  Landlord’s consent to any Alterations shall not obligate Landlord to repair, maintain, insure or otherwise assume any responsibility or liability with respect to any such Alteration.  In addition, notwithstanding Landlord’s review, Tenant and not Landlord shall be responsible for compliance of the Alterations, and plans and specifications therefor, with all applicable Laws, and Landlord shall not be responsible for any omissions or errors therein.  If any governmental entity requires, as a condition to any proposed Alterations, additions or improvements to the Premises or Common Areas, and if Landlord consents to such improvements to the Premises or Common Areas, then Tenant shall, at Tenant’s sole expense, make such required improvements to the Premises or Common Areas in such a manner, utilizing such materials, and with such contractors, (including, if required by Landlord, Landlord’s contractors) as Landlord may require in its commercially reasonable discretion.

8.5                                 Construction Insurance.  In addition to the requirements of Article 12 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 12 of this Lease immediately upon completion thereof.  In addition, if the cost of any Alteration exceeds One Hundred Thousand Dollars ($100,000.00), Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.6                                 Removal/Surrender of Alterations.  Upon the expiration or sooner termination of the Term, Tenant shall upon demand by Landlord, at Landlord’s election either (i) at Tenant’s sole cost and expense, forthwith and with all due diligence remove any Alterations made by or for the account of Tenant, designated by Landlord to be removed (provided, however, that upon the written request of Tenant prior to installation of such Alterations, Landlord shall advise Tenant at that time whether or not  such Alterations must be removed upon the expiration or sooner termination of this Lease), and restore the Premises to substantially its original condition as of the Commencement Date, subject to normal wear and tear and the rights and obligations of Tenant concerning casualty damage pursuant to Article 23 or (ii) pay Landlord the reasonable estimated cost thereof.  Landlord hereby confirms that no portion of the initial Tenant Improvements to the extent previously approved by Landlord shall be required to be removed as a condition to Tenant’s surrender of the Premises, provided that this Lease is not terminated as a result of the exercise by Landlord of any of its remedies under Article 21 below (which shall be subject to all of Landlord’s rights set forth therein).

9.                                      REPAIR AND MAINTENANCE.

9.1                                 Landlord’s Obligations.

9.1.1                        Common Area, Roof, Structural Elements.  Landlord shall maintain, repair and replace, the exterior (excluding windows and window frames), roof structure (including the roof membrane) and structural portions of the Building including load bearing walls and foundations) as an Operating Expense (but subject to the limitations thereto and exclusions therefrom set forth in Section 4.2 above), and any parking areas, courtyards, sidewalks, entryways, lawns, fountains, landscaping and other similar facilities located in the Common Area.  The Project shall at all times be maintained by Landlord in the condition of a first-class office space project.

9.1.2                        Building Systems.  Landlord shall maintain, repair and replace the Building electrical, mechanical, HVAC and plumbing systems and all controls appurtenant thereto, and any elevators in the Building (collectively, including elevators, “Building Systems”) provided, however, that Landlord shall not be responsible for any Building Systems installed by or for Tenant as Alterations unless Landlord elects to assume such responsibility at the time of Landlord’s consent to such Alterations.  Tenant’s Share of all costs incurred by Landlord in connection with the foregoing obligations shall be payable by Tenant as Additional Charges in accordance with Section 4.3.  Landlord shall not be in default of its obligations under this Section 9.1 with respect to any particular repair, replacement or maintenance requirement until Tenant notifies Landlord in writing of any circumstances which Tenant believes may trigger Landlord’s obligations, and Landlord fails to perform Landlord obligations associated with Tenant’s written notice, if any, within a reasonable time, not to exceed thirty (30) days; provided, however, that if such failure is curable but cannot be cured within such thirty (30) day period, Landlord shall have such additional time as may be reasonably required to perform its obligations relating to Tenant’s notice so long as Landlord commences such cure within such thirty (30) day period and diligently prosecutes such cure to completion.

9.2                                 Tenant’s Obligations.  Tenant shall maintain, repair and replace, at its sole cost and expense, all portions of the Premises which are not Landlord’s obligations under Section 9.1, including, without limitation, (i) the windows and window frames of the Premises; and (ii) the interior portions of the Premises, the Alterations, and any additional tenant improvements, fixtures or equipment installed by or on behalf of Tenant within the Premises.  Tenant shall be responsible for the expense of installation, operation, and maintenance of its telephone and other communications cabling from the point of entry into the Building to the Premises and throughout the Premises; though Landlord shall have the right to perform such work on behalf of Tenant in Common Areas, provided Landlord performs such work in coordination with Tenant and its contractors in such a manner as will accommodate Tenant’s reasonable objectives with respect thereto.  The Premises shall at all times be maintained by Tenant in the condition of a first-class office space.

9.3                                 Additional Obligations of Tenant.  The purpose of Section 9.1 and 9.2 is to define the obligations of Landlord and Tenant to perform various repair and maintenance functions; the allocation of the costs therefor are covered under this Section 9.3.  Tenant shall bear the full cost of repairs and maintenance, interior or exterior, structural or otherwise, to preserve the Premises and the Building in good working order and first-class condition, arising out of (i) the existence, installation, removal, use or operation of any Tenant Improvements, Alterations, or any of Tenant’s trade fixtures or personal property; (ii) the moving of Tenant’s property or fixtures in or out of the Building or Project or in and about the Premises; (iii) the particular use or particular occupancy or manner of use or occupancy of the Premises by any Tenant Party; or (iv) except to the extent any claims arising from any of the foregoing are reimbursed by insurance carried by Landlord, are covered by the waiver of subrogation in Article 13 or are otherwise provided for in Article 23, the acts, omissions or negligence of any Tenant Parties.

9.4                                 Cure Rights.  Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any failure to fulfill any of its obligations under this Article 9; provided, however, that if such failure is curable but cannot be cured within such thirty (30) day period, Tenant shall have such additional time as may be reasonably required to cure so long as Tenant commences such cure within such thirty (30) day period and diligently prosecutes such cure to completion; but further provided, that if the failure to cure such failure (i) threatens the integrity (water-tight or otherwise) or stability of the Buildings structural elements, (ii) adversely affects the operation or efficiency of any Building Systems serving portions of the Building not included in the Premises, or (iii) involves a risk to the safety or security of persons or property, Landlord may immediately commence curing all or a portion of such failure as an emergency cure.  Landlord shall have the rights set forth in Article 26 with respect to any failure of Tenant to perform its obligations under this Article 9.  The remedies described in this section are cumulative and in addition to any other remedies Landlord may have at law or under this Lease.

9.5                                 No Abatement.  Except to the extent any claims arising from any of the foregoing are reimbursed by rental abatement insurance proceeds actually received by Landlord, are covered by the waiver of subrogation in Article 13 or are otherwise provided for in Article 23, there shall be no abatement of Rent with respect to, and except for Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for any injury to or interference with Tenant’s business arising from, any repairs, maintenance, alteration or improvement in or to any portion of the Project, including the Premises, or in or to the fixtures, appurtenances and equipment therein.  Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.

10.                               LIENS.  Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant.  In the event that Tenant shall not, within fifteen (15) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including without limitation by the payment of the claim giving rise to such lien or by the posting of a bond.  All such sums paid by Landlord and all expenses incurred by Landlord in connection therewith shall be considered Additional Charges and shall be payable to Landlord by Tenant on demand with interest from the date incurred by Landlord at the Default Rate.  Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give written notice to Landlord at least fifteen (15) business days prior to commencement of any construction on the Premises.  In addition to Tenant’s obligations under Article 8 of this Lease, upon completion of any Alterations, Tenant shall deliver to the Landlord a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations, if such Alterations are of a type for which as-built plans are reasonably available.

11.                               ASSIGNMENT AND SUBLETTING.

11.1                           Consent Required.  Except in connection with a Permitted Transfer (defined below) Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein or (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably as set forth below in this Article 11, provided that (i) Tenant is not then in default under this Lease, and (ii) as a result of any requested sublease (or sub-sublease), the Premises shall not contain more then two (2) separately demised sublease premises of ten thousand (10,000) rentable square feet or less.  A transfer of greater than a twenty-five percent (25%) interest (whether stock, partnership interest, membership interest or otherwise) of Tenant, either in one (1) transaction or a series of transactions, except for a Permitted Transfer, shall be deemed to be an assignment under this Lease.  When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current and prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with generally accepted accounting principles and Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof.  Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) terminate this Lease as of the commencement date stated in the proposed sublease for the remainder of the Term or assignment, (2) sublease or take an assignment, as the case may be, from Tenant of the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld so long as Tenant is not then in default under this Lease beyond any applicable grace period.  In the event Landlord elects to terminate this Lease or sublease or take an assignment from Tenant of the interest, or portion thereof, in the Lease and/or the Premises that Tenant proposes to assign or sublease as provided in the foregoing clauses (1) and (2), respectively, then Landlord shall have the additional right to negotiate directly with Tenant’s proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement.

11.2                           Permitted Transfers.  Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant agree that, so long as no default by Tenant exists under this Lease and Dot Hill Systems Corporation or its Permitted Transferee is the Tenant hereunder, and subject to the satisfaction of the conditions set forth in this Section 11.2, Tenant may assign this Lease or sublet all or a portion of the Premises, or any portion thereof, without Landlord’s consent to a Permitted Transferee (as hereinafter defined) of Dot Hill Systems Corporation (hereinafter, each a “Permitted Transfer”), without the prior written consent of Landlord, but otherwise subject to all of the terms and conditions of this Article 11, except that Tenant shall not be obligated to pay the amounts contemplated under Section 11.4 below.  Notwithstanding the foregoing, such assignment or sublease shall not be effective until Tenant has given Landlord all of the following at least thirty (30) days prior to the effective date of such Permitted Transfer:  (i) written notice of such assignment or sublease; (ii) the identity of the Permitted Transferee and evidence (reasonably satisfactory to Landlord) that such entity qualifies as a Permitted Transferee of Dot Hill Systems Corporation; (iii) an executed copy of the assignment or sublease (which shall include an undertaking by the assignee or subtenant to assume, perform and be bound by all of the obligations of Tenant under this Lease with respect to the portion of the Premises assigned or subleased and which shall specify that such assignment or sublease is not effective until the conditions in this Section 11.2 have been satisfied); and (iv) if such assignee or subtenant is not an Affiliate (as defined below) of Dot Hill Systems Corporation, such financial information with respect to the assignee or subtenant as Landlord may reasonably request to verify the tangible net worth requirements set forth below.  In no event shall any Permitted Transfer release Dot Hill Systems Corporation as Tenant from any liability under this Lease.  As used herein, a “Permitted Transferee” shall mean a domestic entity (specifically excluding a joint venture) formed, existing and governed pursuant to the laws of one of the fifty (50) states of the United States of America (or the District of Columbia), which (i) controls, is controlled by, or is under common control with Tenant (an “Affiliate”); (ii) results from a merger of, reorganization of, or consolidation with Tenant; or (iii) acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises; provided, however, with respect to any Permitted Transferee that is not an Affiliate of Dot Hill Systems Corporation, such Permitted Transferee must have a tangible net worth equal to or greater than the tangible net worth of Dot Hill Systems Corporation as of the Effective Date of this Lease.  For purposes of this Section 11.2, “tangible net worth” shall mean (x) total assets, minus (y) goodwill and/or any other intangible assets, and total liabilities.  In addition, a sale or transfer of the capital stock or interests in or memberships in Tenant shall be deemed a Permitted Transfer if such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Dot Hill Systems Corporation, as long as such sale does not (or is not part of a series of sales or transfers that) result in the ownership of fifty-one percent (51%) or more of both (A) the ownership and/or economic interest, and (B) the voting securities (or possession of the right to vote the voting interest in the ordinary direction of the entity’s affairs), of Dot Hill Systems Corporation.

11.3                           Landlord Consent.  Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (1) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in an manner which, is in keeping with the then character and nature of all other tenancies in the Building, (2) whether the use to be made of the Premises by the proposed subtenant or assignee will conflict with any so-called “exclusive” use then in favor of any other tenant of the Building, and whether such use would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable laws, and whether such use imposes a greater load upon the Premises and the Building services then imposed by Tenant, (3) the business reputation of the proposed individuals who will be managing and operating the business operations of the assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant, (4) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved, and (5) whether such transaction will require the making of any Alterations to the Premises (and if so, the nature and preliminary design of such Alterations).  In any event,

Landlord may withhold its consent to any assignment or sublease, if (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Section 2.1 above or with any other lease which restricts the use to which any space in the Building may be put, (ii) the Alterations to the Premises required for the assignment or subletting are not acceptable to Landlord in accordance with its approval rights, if applicable, as set forth in Article 8 above, (iii) the portion of the Premises proposed to be sublet is irregular in shape and/or does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes, (iv) the proposed subtenant or assignee is either a governmental agency or an instrumentality thereof, or (v) the proposed subtenant or assignee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed subtenant or assignee, either (x) occupies space in the Project at the time of the request for consent, or (y) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives Tenant’s request for consent, to lease space in the Project and Landlord has space of comparable size and quality available for lease during the relevant period.  As a further condition to any rights Tenant may have under this Lease to sublet all or any portion of the Premises, Tenant shall offer space for sublease at a starting base rental rate no lower than Landlord’s then current highest asking base rental rate for other space in the Building which is then on the market for direct lease.  If there is space in the Project then currently on the market for direct lease, Tenant shall offer the space for sublease at a starting base rental rate no lower than a rate which is the average of the starting rate for Landlord’s last two new leases and/or renewals in the Project within the last six months, or if there is no space in the Project for direct Lease (or if Landlord has not entered into a direct lease of space in the Project within the six months preceding Tenant’s proposed sublease), then Tenant shall offer the space for sublease at a starting base rental rate no lower than the fair market rental rate.

11.4                           Terms of Assignment or Sublease.  If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the excess, if any, of (1) the rent and any additional rent payable by the assignee or subtenant to Tenant, less reasonable and customary market-based leasing commissions, reasonable attorneys fees, and tenant improvement costs, if any, incurred by Tenant in connection with such assignment or sublease; minus (2) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, which amounts shall, for purposes of the aforesaid calculation, be amortized on a straight-line basis over the term of such assignment or sublease.  The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default beyond any applicable cure period under this Lease with respect to the payment of Rent.  In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord.  Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant.  A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease.  Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a default under this Lease.

11.5                           General Conditions.

11.5.1                  No Release.  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignment or subletting).

11.5.2                  Landlord’s Fees.  Tenant shall pay Landlord’s reasonable fees and costs (including, without limitation, the fees of Landlord’s counsel), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease, provide that Tenant’s liability for such fees and costs shall not exceed Two Thousand Five Hundred Dollars ($2,500.00) for any assignment or sublease request unless Tenant request Landlord’s certification or separate agreement with the subtenant or assignee, in which case Tenant shall be liable for Landlord’s actual reasonable fees and costs.

11.5.3                  Consent Required to Further Assignment or Subletting.  In the event Landlord consents to an assignment or subletting by Tenant in accordance with the terms of this Article 11, Tenant’s assignee or subtenant shall have no right to further assign this Lease or any interest therein or thereunder or to further sublease all or any portion of the Premises without the consent of Landlord.

11.5.4                  Collection of Rent From Transferee.  If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee.  If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after a default by Tenant beyond any applicable grace period, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article 11, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease.  The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting pursuant to any provision of this Lease shall not, except as otherwise provided herein, in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting.  References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees or others claiming under or through Tenant, immediately or remotely.  The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not, except as otherwise provided herein, operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Article 11.

11.5.5                  Transfer Subject to This Lease; Indemnity.  Each subletting and/or assignment pursuant to this Article 11 shall be subject to all of the covenants, agreements, terms, provision and conditions contained in this Lease.   If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar in connection with the proposed assignment or sublease.

11.5.6                  Assumption; Form of Landlord’s Consent.  Each assignee pursuant to an Assignment as provided in this Article 11 shall assume all obligations of Tenant under this Lease, and shall be and remain liable jointly and severally with Tenant for the payment of Monthly Base Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term.  No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.  Notwithstanding anything to the contrary in this Lease, no sublease or assignment shall be binding on Landlord unless and until the subtenant or assignee shall agree in writing, in Landlord’s commercially reasonable form of consent then in use by Landlord, to attorn to Landlord on the terms and conditions of the sublease or assignment approved by Landlord (including the obligations under this Lease to the extent that they relate to the portion of the Premises subleased), and any Sublease entered into by Tenant hereunder shall include an obligation by the sublessee to so attorn to Landlord if Landlord, in Landlord’s sole discretion, elects to recognize such Sublease upon any termination of this Lease.

11.5.7                  Delivery of Copy of Transfer Documents.  If Landlord consents to a sublease or assignment in accordance with this Article 11, (i) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to such subletting or assignment in form reasonably acceptable to Landlord, and (ii) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Bonus Rent which Tenant has derived and shall derive from such subletting or assignment.  Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any subletting or assignment, and shall have the right to make copies thereof.  If the Bonus Rent respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency plus a 5% late charge and interest on the understated amount, and if understated by more than five percent (5%), Tenant shall additionally pay Landlord’s costs of such audit.

11.6                           Occurrence of Default.  Any subletting or assignment hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease or assignment, Landlord shall have the right to:  (i) treat such sublease or assignment as cancelled and repossess the sublet premises by any lawful means, or (ii) require that subtenant attorn to and recognize Landlord as its direct landlord under any such sublease.  If Tenant shall be in default beyond any applicable grace period under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any subtenant or assignee to make all payments under or in connection with the sublease or assignment directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured.  Such subtenant or assignee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease.  No collection or acceptance of rent by Landlord from any subtenant or assignee shall be deemed a waiver of any provision of this Article 11 or the approval of any subtenant or assignee not previously approved by Landlord or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.  In no event shall Landlord’s enforcement of any provision of this Lease against any subtenant or assignee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.  If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any sublease or assignment shall not be effective unless the guarantor also consents to such sublease or assignment.

11.7                           Space Planning and Substitution.  If as a result of any assignment or subletting, the either the portion of Premises occupied by Tenant or any separately-demised subleased premises is of an area of less than fifteen thousand (15,000) rentable square feet (each, a “Fungible Space”), Landlord shall have the right, upon providing not less than forty-five (45) days written notice to the occupant of such Fungible Space (the “Fungible Space Occupant”), to move such occupant to other space of comparable size in the Building or in the Project, provided that such new space shall be provided with improvements of comparable quality to those within the Fungible Space at the time of such relocation.  Landlord shall pay the reasonable out-of-pocket costs to relocate and reconnect the Fungible Space Occupant’s personal property and equipment within the new space; provided that Landlord may elect to cause such work to be done by its contractors and a reasonable estimate thereof is given to Landlord within twenty (20) days following Landlord’s relocation notice.  Within ten (10) days following request by Landlord, Tenant shall execute an amendment to this Lease prepared by Landlord to memorialize the relocation of the Fungible Space.  Should Tenant fail timely to execute and deliver the amendment to Landlord for any reason (including without limitation the inability of the parties to reach an agreement on the proposed relocation), or should Tenant or any other Fungible Space Occupant thereafter fail to comply with the terms thereof, then Landlord may at its option elect to either terminate this Lease or recapture the Fungible Space (without obligation to relocate the Fungible Space Occupant) upon not less than ninety (90) days prior written notice to Tenant.  Upon the effective date of any termination of this Lease or the recapture of the Fungible Space, Tenant shall vacate the Premises in accordance with Article 27 of this Lease.

12.                               INSURANCE AND INDEMNIFICATION.

12.1                           Tenant Compliance with Insurance Requirements.  Tenant’s obligation to comply with all applicable Laws shall include, without limitation, all applicable fire codes and rules and regulations of Landlord’s fire insurance underwriters, and Tenant shall not, directly or indirectly, make any use of the Building or Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage.  If, by reason of the failure of Tenant to comply with the provisions of this Section 12.1, any insurance coverage is jeopardized or insurance premiums are increased, Landlord shall have the option, in its sole discretion, either to terminate this Lease or to require Tenant to make immediate payment of such increased insurance premium.  If Tenant fails to maintain any insurance, which Tenant is required to maintain pursuant to this Article 12, Tenant shall be liable to Landlord for any loss or costs resulting from such failure to maintain.  Tenant may not self-insure against any risks required herein to be covered by insurance.

12.2                           Tenant Indemnity.  Except to the extent arising from and caused by the gross negligence or willful misconduct of Landlord Parties or Landlord’s breach of this Lease, Tenant shall indemnify and hold

Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in or on the Premises; or (ii) occurring in, on, or about any other portion of the Project to the extent such injury or damage shall be caused by the negligence or willful misconduct by the Tenant Parties.  Tenant further agrees to indemnify and hold Landlord harmless from, and defend Landlord against, any and all claims, losses, or liabilities (including damage to Landlord’s property) arising from (x) any breach of this Lease by Tenant, (y) any matter referred to in Section 12.8, and/or (z) the conduct of any work or business of Tenant Parties in or about the Project, including, but not limited to any release, discharge, storage or use of any Hazardous Substance.  In the event of a discrepancy between the terms of this section and the terms of Article 41 of the Lease concerning Hazardous Substance liability, the latter shall control.

12.3                           Tenant’s Insurance Policies.  Tenant shall, at its own expense, at all times during the term of this Lease provide and maintain in effect those insurance policies and minimum limits of coverage as designated below, and any other insurance required by law in any state where Tenant occupies any Premises under this Lease.

12.3.1                  Workers’ Compensation and Employer’s Liability Insurance.  Workers’ Compensation insurance shall be provided as required by any applicable law or regulation and, in accordance with the provisions of the laws of the nation, state, territory or province having jurisdiction over Tenant’s employees at the Premises.  Employer’s Liability insurance shall be provided in amounts not less than $1,000,000 per illness or injury.

12.3.2                  Commercial General Liability Insurance.  Tenant shall carry Commercial General Liability insurance covering all operations by or on behalf of Tenant at the Premises, and providing insurance for bodily injury, property damage, personal injury and advertising injury, as those terms are defined by Commercial General Liability insurance policies, with limits of not less than $2,000,000 each occurrence and $3,000,000 in the aggregate. Tenant shall continue to maintain the Commercial General Liability insurance required under this Lease for a minimum of one year following termination of this Lease. Tenant shall furnish Certificates of Insurance annually to Landlord as evidence of this required insurance.  Landlord, its officers, directors, employees, agents and invitees shall be included as Additional Insureds for the Commercial General Liability coverage required to be maintained by Tenant under this Lease.

12.3.3                  Automobile Liability Insurance.  Tenant shall carry Business Automobile Liability insurance, including bodily injury and property damage for all vehicles, including but not limited to all owned, hired (or rented) and non-owned vehicles.  The limits of liability shall not be less than $1,000,000 combined single limit for each accident.

12.3.4                  Employment Practices Liability Insurance.  Tenant shall carry Employment Practices Liability insurance providing coverage for employment practices liability, including by way of example but not limitation, wrongful termination, sexual or other harassment, discrimination, invasion of privacy, employment-related defamation, and violation of the Family and Medical Leave Act, with limits of not less than $1,000,000 per occurrence or per claim and $1,000,000 in the annual aggregate.

12.3.5                  Plate Glass.  Tenant shall be responsible for the maintenance, repair or damage of the plate glass on the Premises, and shall have the obligation to insure the risk pursuant to Section 12.3.6 hereof.  Tenant shall be liable for any claim, loss or damage related thereto.  Tenant’s responsibility for maintenance, repair or damage of the plate glass includes its replacement in the event repair of the glass would not restore the glass to its original condition at the time of installation.

12.3.6                  Tenant Improvements.  Special form property damage insurance covering all of the Tenant Improvements; and Tenant’s other leasehold alterations and additions permitted under Article 8 hereof, and Tenant’s trade fixtures, merchandise and all personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their full replacement cost, without depreciation, during the Lease Term, providing protection against any peril included within the classification “Fire and Extended Coverage”, together with insurance against sprinkler damage, vandalism and malicious mischief and such other coverages as Landlord may from time to time require by notice to Tenant.  Any insurance policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 23 hereof, whereupon any proceeds of insurance covering the Tenant Improvements and any alterations or additions permitted under Article 8 hereof, shall be payable to Landlord or to Landlord’s designee(s).  Insurance coverage called for hereunder shall also provide for business interruption coverage.  Any deductible provided in such insurance shall not exceed Five Thousand Dollars ($5,000.00) per occurrence without written approval from Landlord.

12.3.7                  Tenant’s Use of Consultants and Contractors on Premises.  In the event Tenant utilizes the services of consultants and/or contractors on the Premises, Tenant shall require from or provide for all such consultants and contractors the same minimum insurance requirements detailed above, unless otherwise agreed upon by Landlord.  Landlord reserves the right to request from Tenant copies of such consultants’ and contractors’ certificates and/or certified copies of insurance policies when deemed necessary.

12.4                           Policies to be Primary.  The policies carried by Tenant as required above shall be endorsed to stipulate that Tenant’s insurance shall be primary to and noncontributory with any and all other insurance maintained or otherwise afforded to Landlord, its officers, directors, employees and agents.  Any policy or policies of fire, extended or similar casualty insurance which either party obtains in connection with the Premises shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent any rights have been waived by the insured prior to the occurrence of injury of loss as set forth in Article 13 below.

12.5                           Certificates of Insurance.   Certificates of Insurance shall be furnished by Tenant to Landlord before the commencement of this Lease by Tenant and within ten (10) days prior to each policy renewal. The insurances required above shall be subject to the approval of Landlord, but any acceptance of insurance certificates by Landlord shall not limit or relieve Tenant of the duties and responsibilities with respect to maintaining insurance assumed by it under this Lease.  NOTICE TO TENANT:  IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO OCCUPANCY OF THE PREMISES.

12.6                           Landlord May Provide Insurance.  If Tenant does not comply with the insurance requirements of this Lease, Landlord may, at its option, provide insurance coverage to protect Landlord and Tenant and add the cost of such coverage to the fees invoiced by Landlord.

12.7                           Landlord’s Insurance.  Landlord may, at its election, provide any or all of the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its discretion:  “all risk” property insurance, subject to standard exclusions, covering the Building or Project, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, including leasehold improvements made by Landlord, and commercial general liability coverage.  Landlord shall not be required to carry insurance of any kind on Tenant’s property, including leasehold improvements, trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur.  All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.  At Landlord’s option, Landlord may self-insure all or any portion of the risks for which Landlord elects to provide insurance hereunder.

12.8                           Landlord’s Security Measures.  Tenant acknowledges that even if Landlord installs and operates security cameras or other security equipment and/or provides any other services that could be construed as being intended to enhance security, Landlord shall have no obligation to Tenant or to any of Tenant’s Parties for any damage, claim, loss or liability related to any claim that Landlord had a duty to provide security or that the equipment or services provided by Landlord were inadequate, inoperative or otherwise failed to provide adequate security.  Any such claim made against Landlord by any employee, customer or invitee of Tenant shall be included within Tenant’s obligation of indemnity and defense set forth in Section 12.2 above.

13.                               WAIVER OF SUBROGATION.  Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each hereby waives all rights of recovery against the other and the other’s agents on account of loss and damage occasioned to the property of such waiving party to the extent only that such loss or damage is required to be insured against under any property insurance policies required by this Lease; provided however, that

(i) the foregoing waiver shall not apply to the extent of Tenant’s obligations to pay deductibles under any such policies and this Lease, and (ii) if any loss is due to the act, omission or negligence or willful misconduct of Tenant or its agents, employees, contractors, guests or invitees, Tenant’s liability insurance shall be primary and shall cover all losses and damages prior to any other insurance hereunder.  By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies required by this Lease, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees.  The provisions of this Article 13 shall not limit the indemnification provisions elsewhere contained in this Lease.

14.                               SERVICES AND UTILITIES.

14.1                           Building Services.  Landlord shall provide the maintenance and repairs described in Section 9.1, except for damage occasioned by the act or omission of Tenant or for which Tenant is responsible pursuant to Section 9.3, which damage shall be repaired by Landlord at Tenant’s expense.  Subject to the provisions elsewhere herein contained and to the Rules and Regulations, Landlord, as an Expense payable by Tenant, shall arrange for, garbage pickup, security, transportation management programs, water, electricity, gas and heating, ventilating and air-conditioning services to the Premises.  Tenant shall provide the maintenance, repair and replacement of those portions of the Building Systems located in the Premises in connection with such utilities and services.  Tenant shall cooperate fully with Landlord and abide by all the reasonable regulations and requirements that Landlord may prescribe for the proper functioning and protection of the Building Systems.

14.1.1                  HVAC.  Except as expressly provided in the foregoing section, Landlord shall not be obligated to furnish any services to the Premises.  Landlord shall only be obligated to provide heating, ventilation and air conditioning (“HVAC”) systems serving the Premises, during the “Normal Business Hours” of 8:00 A.M. until 6:00 P.M., Saturday 9:00 a.m. to 1:00 p.m. (Sundays and holidays excepted), unless Tenant requests such additional services as hereinafter provided.

14.1.2                  After-Hours HVAC.  As part of the Tenant Improvements, Landlord shall install an HVAC override timer with an hourly counter attachment on each floor of the Premises. Tenant’s activating said override timer to obtain HVAC services after Normal Business Hours will engage the Building’s package, condensing and fan coil units. Each quarter, Landlord shall determine the operating hours that Tenant and/or other tenants has/have obtained HVAC services in excess of the Building’s Normal Business Hours (“Excess Operating Hours”). The total number of Excess Operating Hours derived will be multiplied by the hourly Excess Operating Hours usage rate, which rate shall reflect no profit to Landlord, and said resulting amount will reasonably reflect the HVAC utilities usage for the applicable quarter and will be billed by Landlord to Tenant proportionately to Tenant and/or other tenants who have obtained such excess HVAC services, and shall be promptly paid by Tenant and/or such other tenants to Landlord as Additional Rent and such costs paid by Tenant and/or other tenants for Excess Operating Hours shall not be included in Operating Expenses. The Landlord’s actual cost of providing such excess HVAC services shall be based on the cost of electricity associated therewith and reasonably-estimated additional wear and tear on the HVAC systems resulting from such excess use.  Any dispute regarding determination of this actual after-hours costs shall be resolved by a mutually-acceptable, independent HVAC engineer.

14.1.3                  Excess HVAC Loads.  If  Tenant’s concentration of personnel or equipment adversely affects the temperature or humidity in the Premises or the Building, Landlord may (after providing Tenant with advance notice and ten (10) days to correct such adverse concentration of personnel or equipment) install supplementary air conditioning units in the Premises; and Tenant shall pay for the cost of installation and maintenance, repair and replacement thereof (and all electrical and chilled water consumption used thereby) within thirty (30) days after Tenant’s receipt of Landlord’s bill therefor.

14.1.4                  Supplementary HVAC Loads.  In addition to Landlord’s right to install supplementary air conditioning units during the Term, if the Tenant Improvements or any subsequent Alterations include supplementary air-conditioning units, Tenant shall, in addition to the cost of all electricity and chilled water consumption associated with such units, separately maintain, at Tenant’s sole cost and expense, a service contract, in a form and with a contractor acceptable to Landlord, on such units, include the cost of repair and replacement of such units within the coverage of Tenant’s insurance policies, and Tenant shall directly pay for all maintenance, repair and replacement costs not covered by insurance or Tenant’s service contract for such units.

14.2                           Tenant Obligations.  Tenant shall be responsible for arranging for, and the direct payment of the costs of, telephone, cable and digital services to the Premises.  Landlord shall cooperate with Tenant’s efforts to arrange all such services.  Tenant shall bear the cost of replacement of all lamps, tubes, light bulbs, ballasts and starters for lighting fixtures.

14.3                           Building Electricity and Metering.  As part of the Tenant Improvements, Landlord shall arrange for a separate electrical meter to be installed.  Landlord shall provide adequate electrical service to the Premises for standard building lighting and for Tenant’s incidental uses, all of the costs of which shall be directly to the electrical utility provider by Tenant.  With respect to such incidental uses, adequate electrical service will be furnished by Landlord to the electrical supply panel servicing the Premises, provided that such electricity will be used only for equipment and accessories normal to office and electronics lab usage.   Tenant shall, prior to the Commencement Date, make arrangements with the utility company supplying electricity to the Premises for separate billing.  In the event that for any reason Tenant cannot be billed directly, Landlord shall forward each bill received by it with respect to the Premises to Tenant and Tenant shall pay it promptly in accordance with its terms.  Notwithstanding, the foregoing, Tenant hereby acknowledges that Landlord’s agreement to allow Tenant to use the existing 800 amp distribution panel plus an additional 800 amp distribution panel (the “Premises Supply Panels”) for its anticipated demand electrical loads in the Premises may result in the inability to provide other tenants of the Building with their pro rata share of the aggregate Building electrical demand loads, and therefore, Tenant agrees to cooperate with  Landlord in providing other tenants of the Building with their pro rata share of the Building demand loads, including, but not limited to the right of Landlord to submeter Tenants second 800 amp distribution panel temporarily for other tenants, and to install a new 1,000 amp distribution panel in the Building for use by the Building tenants, in which case Tenant agrees to reimburse Landlord for twenty-five percent (25%) of the cost of acquiring and installing such additional distribution panel within thirty (30) days following Landlord’s delivery of an invoice of such costs and written request therefor as additional rent.

14.4                           Excess Electrical Loads.  If Tenant installs (i) any equipment in the Premises that uses more electricity than standard office desktop equipment and copy machines, (ii) a computer room, (iii) supplemental heating, ventilation and air conditioning units, (iv) a fan coil unit, or (v) a microwave station (collectively, “Supplemental Equipment”), all electricity, water and BTU’s supplied to such Supplemental Equipment shall be either sub-metered or separately metered.  Any such meters shall be installed by Landlord (or by Landlord’s preferred vendors) in compliance with the metering system designed for the Project.  Any and all costs associated with such sub-meters or separate meters (including, without limitation, the acquisition, installation, operation, maintenance and repair thereof) shall be paid by Tenant.  If the electricity supplied to the Supplemental Equipment results in the electrical demand load in excess of the supply capacity of the Premises Supply Panels, then in addition to Landlord’s rights under Section 14.3 above, Landlord may, at Tenant’s expense, install an additional electrical distribution panel in the Building along with conduits, wiring and other equipment necessary to supply electricity to the other tenants their respective pro rata shares of the aggregate Building electrical distribution demand loads.  Any dispute regarding determination of the excess electrical loads of the Supplemental Equipment shall be resolved by a mutually-acceptable, independent electrical engineer.

14.5                           Conservation Programs.  Notwithstanding anything to the contrary in this Article 14 or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord’s discretion, for the conservation and preservation of energy or energy related services, or as may be required to comply with any applicable laws, whether mandatory or voluntary.  If Landlord determines that Tenant’s use or occupancy of the Premises will, in Landlord’s reasonable judgment, cause the design loads for the Building or the Building Systems providing HVAC, exhaust, electrical, life safety, water, sewer or other utility or safety services to the Building to be exceeded or will adversely affect the Building or the operation of said systems in the Premises or the Building or cause deterioration or damages to the Building or to such systems, then Landlord shall deliver written notice thereof to Tenant and Tenant shall temper such excess loads and correct, repair and restore the portion of the Building so affected and such systems in a timely and expeditious manner by installing supplementary structural support, HVAC, exhaust, electrical, life safety, water, sewer or other utility or safety systems in the Premises or elsewhere in the Building where necessary at the sole cost of Tenant, payable to Landlord from time to time as the work progresses as additional Rent within ten (10) days after Landlord’s written demand therefor, from time to time.  In the event of an emergency, Landlord may, but it shall not be required to, without notice to Tenant, correct, repair and restore the portion of the Building so effected.  Any expense to Landlord resulting from the operation, repair, maintenance, replacement and removal of any such supplementary structural support, exhaust, HVAC, electrical, life safety, water, sewer or other utility or safety systems, including rent for space occupied by any such supplementary structural support, exhaust, HVAC, electrical, life safety, water, sewer or other utility or safety systems installed outside the Premises shall be borne exclusively by Tenant and shall be paid by Tenant to Landlord as additional Rent at rates fixed by Landlord from time to time.

14.6                           Interruption of Services.  Landlord shall not be in default hereunder, nor be deemed to have evicted Tenant, nor be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated, except as expressly provided for in the last sentence of this section, by reason of (i) the installation, use or interruption of use of any equipment in connection with the foregoing utilities and services; (ii) failure to furnish or delay in furnishing any services to be provided by Landlord when such failure or delay is caused by Acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building (except in the case of Landlord’s gross negligence or willful misconduct); or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Project.  Furthermore, Landlord shall be entitled to cooperate with the mandatory requirements of national, state or local governmental agencies or utilities suppliers in connection with reducing energy or other resources consumption.  If the Premises become unsuitable for Tenant’s use as a consequence of cessation of gas and electric utilities or other services provided to the Premises resulting from a casualty covered by Landlord’s insurance, then Tenant’s Monthly Base Rent and Additional Charges shall abate during the period of time in which Tenant cannot occupy the Premises for the Permitted Uses, but only to the extent of rental abatement insurance proceeds received by Landlord.

15.                               ESTOPPEL CERTIFICATES.  Each party (the “Responding Party”), at any time and from time to time, within ten (10) days from receipt of  written notice from the other party (the “Requesting Party”), will execute, acknowledge and deliver to the Requesting Party  and at the Requesting Party’s request, to any prospective lender, tenant, purchaser, ground or underlying lessor or mortgagee of any part of the Project, any other party acquiring an interest in Landlord or Tenant, an estoppel certificate containing such information as may reasonably be required by any of such persons.  It is intended that any such estoppel certificate delivered pursuant to this Article 15 may be relied upon by the Requesting Party and any party to whom it is directed buy the Requesting Party to be given .

16.                               HOLDING OVER.  If Tenant (directly or through any successor-in-interest of Tenant) remains in possession of all or any portion of the Premises after the expiration or termination of this Lease, such continued possession shall not constitute a renewal or extension of this Lease but shall be construed to be a tenancy from month-to-month commencing on the first (1st) day following the termination or expiration of this Lease at the greater of the then-fair market rent for the Premises (as reasonably determined by Landlord) or two hundred percent (200%) of the Monthly Base Rent payable in the last full month prior to such termination or expiration (and shall be increased in accordance with Section 4.1, together with an amount estimated by Landlord for the monthly Additional Charges for Expenses and Real Estate Taxes payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable.  In addition to Rent, Tenant shall pay Landlord for all damages proximately caused by reason of the Tenant’s retention of possession.  Landlord’s acceptance of Rent after the termination of this Lease shall not constitute a renewal of this Lease, and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law.  Tenant acknowledges that, in Landlord’s marketing and re-leasing efforts for the Premises, Landlord is relying on Tenant’s vacation of the Premises on the Expiration Date.  Accordingly, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, liabilities, losses, costs, expenses and damages arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any loss, cost or damages suffered by any prospective tenant of all or any part of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of all or any portion of the Premises by reason of such failure of Tenant to timely surrender the Premises.  The foregoing provisions of this Article 16 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law or in equity.

17.                               SUBORDINATION.  Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to:  (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting all or any portion of the Project, (ii) any CC&Rs, and (iii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which all or any portion of the Project, ground leases or underlying leases, or Landlord’s interest or estate in any of said items, is specified as security (any of the foregoing, a “Mortgage”, and the beneficiary or mortgagee under any of the foregoing, a “Mortgagee”).  Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such Mortgages to this Lease.  In the event that any ground lease or underlying lease terminates for any reason or any Mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest.  Notwithstanding anything to the contrary contained herein, this Lease shall not be subject or subordinate to any ground or underlying lease or to any Mortgage, unless the ground lessor or Mortgagee executes a reasonable recognition and non-disturbance agreement which provides that Tenant shall be entitled to continue in possession of the Premises on the terms and conditions of this Lease if and for so long as Tenant fully performs all of its obligations hereunder.  Tenant covenants and agrees to execute and deliver upon demand by Landlord, and in the form reasonably requested by Landlord, any customary additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such Mortgage.   Tenant shall execute, deliver and record any such documents  within ten (10) days after Landlord’s written request.

18.                               RULES AND REGULATIONS.  Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit D and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord.  Landlord shall not be responsible for the nonperformance by any other Tenant or occupant of the Building or the Project of any said rules and regulations.  In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and those set forth in the rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.  Landlord shall not be liable for failure of any person to obey such rules and regulations.  Landlord shall  not be obligated to enforce such rules and regulations against any person, and the failure of Landlord to enforce any such rules and regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith.  Any violation of such rules and regulations by, or Landlord’s failure to enforce the same against, any other tenant, its subtenants, assignors and occupants and their respective agents, employees, invitees, guests or licensees shall not be deemed, constitute or construed to (i) be a disturbance of Tenant’s quiet and peaceable possession of the Premises or of any of Tenant’s rights under this Lease, or (ii) be an eviction, in whole or in part, constructive or actual, of Tenant or affect Tenant’s covenants or obligations hereunder.

19.                               RE-ENTRY BY LANDLORD.  Landlord reserves and shall at all reasonable times, upon reasonable prior written or oral notice at least twenty four (24) hours in advance (except in the case of an emergency, when no notice shall be required), and subject to Tenant’s reasonable security precautions and the right of Tenant to accompany Landlord at all times, have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder (unless Tenant is supplying such service), to show the Premises to prospective purchasers, Mortgagees or tenants (as to prospective tenants, only during the last twelve (12) months of the Term), to post notices of nonresponsibility or as otherwise required or allowed by this Lease or by law, and to alter, improve or repair the Premises and any portion of the Building and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed.  Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord’s entry and acts pursuant to this section and Tenant shall not be entitled to an abatement or reduction of Monthly Base Rent or Additional Charges if Landlord exercises any rights reserved in this section, so long as Landlord uses commercially reasonable efforts to minimize interference with Tenant’s use of the Premises.  Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except for Landlord’s gross negligence or willful misconduct.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portion thereof obtained by Landlord by any of said means, or otherwise, shall not under any emergency circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof.  Landlord shall use commercially reasonable efforts during re-entry to not unreasonably interfere with Tenant’s use of the Premises or its business conducted therein.

20.                               DEFAULT.

20.1                           Definition of Default.  Except as otherwise provided in Article 21, the following events shall be deemed to be a Default under this Lease:

20.1.1                  Failure to Pay.  Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent required by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due shall be a Default; provided that upon the second such failure in any twelve (12) month period, Landlord shall only be required to provide the statutory notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute, if any.

20.1.2                  Failure to Comply.  Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be a Default if such failure could not reasonably be cured during such thirty (30) day period, Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed one hundred twenty (120) days.

20.1.3                  Holding Over.  Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

20.1.4                  Insolvency.  Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

20.1.5                  Bankruptcy.  A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

21.                               REMEDIES.

21.1                           Landlord’s Remedies.  Upon the occurrence of a Default under this Lease, whether enumerated in Article 20 or not, Landlord shall have the option to pursue any one or more of the following remedies without any additional notice (except as expressly provided in Article 20) or demand whatsoever (subject, however, to any statutory notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute, if any, provided that such statutory notice shall be deemed satisfied by any longer notice and cure period provided under Article 20 to the fullest extent permitted by applicable laws):

21.1.1                  Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

(i)                                     The Worth at the Time of Award of the unpaid rent which had been earned at the time of termination;

(ii)                                  The Worth at the Time of Award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could have been reasonably avoided;

(iii)                               The Worth at the Time of Award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could be reasonably avoided;

(iv)                              Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v)                                 All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts 21.1.1.1 and 21.1.1.2 above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 2%.  For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California.  The “Worth at the Time of Award” of the amount referred to in part 21.1.1.3, above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

21.1.2                  Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

21.1.3                  Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of a Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 21.1.1.

21.2                           No Waiver.  The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.  No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

21.3                           Waiver of 3275, 1174 ( c) and 1179.  TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER REGULATIONS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH.  TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

21.4                           Remedies Non-exclusive.  No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity.  In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon a Default shall not be deemed or construed to constitute a waiver of such Default.

21.5                           Enforceability.  This Article 21 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

21.6                           Effect on Options.  Tenant hereby acknowledges that any and all option rights granted pursuant to this Lease are in consideration of Tenant’s full and timely performance of its obligations throughout the Lease Term, and if more than one (1) Default occurs during the Lease Term, Tenant’s remaining renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provide in this Lease, shall thereafter be null and void.

21.7                           Landlord’s Default.  It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant, or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after written notice thereof from Tenant; provided, however, that if the term, condition, covenant, or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same.  Tenant shall not have the right based upon a default of Landlord to terminate this Lease or to withhold, offset, or abate rent, Tenant’s sole recourse for Landlord’s default being an action for damages against Landlord for diminution in the rental value of the Premises for the period of Landlord’s default, which is proximately caused by Landlord’s default.  Tenant shall not have the right to terminate this Lease or to withhold, offset, or abate the payment of rent based upon the unreasonable or arbitrary withholding by Landlord of its consent or approval of any matter requiring Landlord’s consent or approval, including but not limited to any proposed assignment or subletting, Tenant’s remedies in such instance being limited to a declaratory relief action, specific performance, or injunctive relief.  Tenant shall not in any case be entitled to any consequential or punitive damages based upon any Landlord default or withholding of consent or approval..  Notwithstanding anything to the contrary contained in this Lease, if a Landlord’s failure to perform involves a risk to the safety or security of persons or property, Landlord shall immediately commence curing such failure.

22.                               INSOLVENCY OR BANKRUPTCY.  The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted, shall at Landlord’s option constitute a breach of this Lease by Tenant (provided that, with respect to a petition in bankruptcy, or receiver attachment, or other remedy pursued by a third party, such event shall not constitute a breach of this Lease so long as it is discharged within sixty (60) days).  Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant.  In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

23.                               DAMAGE BY FIRE, ETC.

23.1                           Restoration or Termination.  If the Premises or the Building (including the Tenant Improvements) are damaged by fire or other casualty, Landlord shall forthwith repair the same, provided that such repairs can be made within two hundred ten (210) days after the date of such damage under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof.  In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Monthly Base Rent and Additional Charges while such repairs to be made hereunder by Landlord are being made.  Such reduction of Monthly Base Rent and Additional Charges, if any, shall be based upon the greater of (i) the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises; or (ii) the extent to which such damage and the making of such repairs by Landlord shall interfere with the business carried on by Tenant in the Premises, and shall be limited to the extent of rental abatement insurance proceeds actually received by Landlord under Landlord’s casualty insurance policy, with Tenant’s business interruption insurance to be primary in the event Landlord is unable to collect such insurance proceeds to cover any period of repair.  Within thirty (30) days after the date of such damage, Landlord shall notify Tenant whether or not in Landlord’s reasonable opinion such repairs can be made within two hundred ten (210) days after the date of such damage and Landlord’s reasonable estimate of the time needed for such repairs.  If such repairs cannot be made within two hundred ten (210) days from the date of such damage, Landlord may within thirty (30) days after the date of such damage elect either to terminate this Lease as of a date specified in such notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after such notice is given and this Lease shall terminate on the date specified in such notice; and if such repairs cannot be made within two hundred seventy (270) days from the date of such damage, Tenant may within fifteen (15) days after the date of receiving Landlord’s estimate elect either to terminate this Lease as of a date specified in Tenant’s termination notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after such notice is given by Tenant and this Lease shall terminate on the date specified in such notice.  In case of termination by either party, the Monthly Base Rent and Additional Charges shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Monthly Base Rent and Additional Charges up to the date of termination.  Landlord agrees to refund to Tenant any Monthly Base Rent and Additional Charges previously paid for any period of time subsequent to such date of termination.  If neither party terminates then this Lease shall remain in full force and effect, except for a proportionate reduction if Monthly Base Rent and Additional Charges and Landlord shall commence and complete the restoration or repair of the Premises. The repairs to be made hereunder by Landlord shall not include, and Landlord shall not be required to repair, any damage by fire or other cause to the property of Tenant or any repairs or replacements of any paneling, decorations, railings, floor coverings or any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant other than Tenant Improvements to the extent they are covered by Landlord’s insurance policies; provided, however, that to the extent Landlord’s insurance policies, if any, cover any Alterations pursuant to Article 12, Landlord shall make available to Tenant any available insurance proceeds with respect to any damage or destruction that affects such Alterations, after deducting therefrom the cost, if any, to Landlord for the recovery of such proceeds and/or of any repair to the Building or Premises or Project for which Landlord is responsible hereunder, in order for Tenant to repair and restore such Alterations, pursuant to disbursement procedures established by Landlord and/or any Mortgagee.  Notwithstanding anything contained herein to the contrary, if a Major Casualty (as defined below) occurs with respect to any portion of the Building, and the net insurance proceeds obtained as a result of such casualty are ninety percent (90%) or a lesser percentage of the cost of restoration, rebuilding or replacement, then Landlord shall not be obligated to undertake such restoration, rebuilding or replacement unless Landlord elects to do so in writing, provided that Landlord’s election not to restore shall be deemed Landlord’s election to terminate.  For the purpose of this Lease, a “Major Casualty” shall mean a casualty that renders unusable twenty-five percent (25%) or more of the Rentable Area of the Building or which materially adversely affects the use of such Building.

23.2                           Casualty at End of Term.  Notwithstanding anything to the contrary contained in this Lease, if during the six (6) months prior to the expiration of the Term, either of the Premises or a substantial portion thereof are damaged or destroyed by fire or other casualty, either Tenant or Landlord shall have the option to terminate this Lease as of the date of such damage or destruction by written notice to the other party given within thirty (30) days after such damage or destruction, in which event Landlord shall make a proportionate refund to Tenant of such Rent as may have been paid in advance.  For purposes of this section, a “substantial portion” shall mean fifty percent (50%) of the Premises.

23.3                           Uninsured Casualty.  Notwithstanding Section 23.1 and subject to the termination right in Section 23.2, in the event of a total or partial destruction of the Premises (i) by a casualty of a type not required to be insured against by Landlord under the terms of this Lease, or (ii) under circumstances where Landlord has been required by any Mortgagee to utilize substantially all of the insurance proceeds to pay down the Mortgage, which destruction exceeds five percent (5%) of the replacement cost of the Building, this Lease shall automatically terminate, unless (x) Landlord elects to reconstruct the Building (not including the Tenant Improvements), and (y) the damage can be reconstructed within two hundred seventy (270) days after the date of such damage.  If Landlord elects to reconstruct, the cost incurred by Landlord for such reconstruction shall be amortized over the useful life of the Building and such amortization shall be reimbursed by Tenant to Landlord as an Additional Charge together with interest at the Default Rate;  provided, however, that Tenant shall not be obligated to pay for any portion of the useful life of the Building which extends beyond the Expiration Date.  If Landlord reconstructs the Building pursuant to this Section 23.3, Tenant shall be obligated to reconstruct the Tenant Improvements, at Tenant’s cost.

23.4                           Waiver.  Tenant hereby waives any and all rights under and benefits of  Sections 1932(2) and 1933(4) of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

24.                               EMINENT DOMAIN.  If any part over fifteen percent (15%) of the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, Tenant shall have the right to terminate this Lease at its option. In such event, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with the exercise of such power of eminent domain, and Tenant shall have no claim against Landlord for any part of sum paid by virtue of such proceedings,  whether or not attributable to the value of the unexpired term of this Lease except that Tenant shall be entitled to petition the condemning authority for the following, without reducing Landlord’s award:  (i) the then unamortized cost of any Alterations or Tenant Improvements paid for by Tenant from its own funds (as opposed to any allowance, including the Tenant Allowance, provided by Landlord); (ii) the value of Tenant’s trade fixtures taken by the condemning authority; (iii) Tenant’s relocation costs; and (iv) Tenant’s goodwill.  If a part of the Premises shall be so taken or appropriated or conveyed and neither party hereto shall elect to terminate this Lease and the Premises have been damaged as a consequence of such partial taking or appropriation or conveyance, Landlord shall restore the Premises continuing under this Lease at Landlord’s cost and expense; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any Alterations or any Tenant Improvements installed on the Premises by or at the expense of Tenant.  Thereafter, the Monthly Base Rent and Additional Charges to be paid under this Lease for the remainder of the Term shall be proportionately reduced, such that thereafter the amounts to be paid by Tenant shall be in the ratio that they are of the portion of the Premises not so taken bears to the total area of the Premises prior to such taking.  Notwithstanding anything to the contrary contained in this Article 24, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Monthly Base Rent and Additional Charges payable hereunder by Tenant during the Term.  In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term.  If such temporary taking is for a period longer than two hundred and seventy (270) days and unreasonably interferes with Tenant’s use of the Premises or the Common Area, then Tenant shall have the right to terminate the Lease.  In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building.  Landlord and Tenant understand and agree that the provisions of this Article 24 are intended to govern fully the rights and obligations of the parties in the event of a Taking of all or any portion of the Premises.  Tenant hereby waives any and all rights under and benefits of Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.

25.                               LIABILITY OF LANDLORD.  To the extent not prohibited by Law or caused by the Landlord’s breach of this Lease, the gross negligence or willful misconduct of Landlord or Landlord’s Indemnitees (as defined below), and except as provided below, Tenant hereby expressly releases Landlord, its property manager and their respective officers, agents, directors, representatives, shareholders, members, subsidiaries, affiliates, related entities, partners, employees and lenders (collectively, “Landlord’s Indemnitees”) from, and waives all claims for, damage or injury to person, theft, loss of use of or damage to property and loss of business sustained by Tenant and resulting from the Building or the Premises or any part thereof or any equipment therein or appurtenances thereto becoming in disrepair, or resulting from any damage, accident or event in or about the Building or any negligent act or omission of any of Landlord’s Indemnitees or any other tenant of the Building.  Without limiting the generality of the foregoing, this section shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment and apparatus, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration, death, loss, conversion, theft, robbery, assault, battery, murder, or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices.  Without limiting the generality of the foregoing, Tenant waives all claims and rights of recovery against Landlord, and Landlord’s Indemnitees for any loss or damage to any property of Tenant, which loss or damage is insured against, or required to be insured against, by Tenant pursuant to Article 12 of this Lease, whether or not such loss or damage is due to the fault or negligence of Landlord, or Landlord’s Indemnitees, and regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect, and Tenant further agrees that all such property of Tenant shall be at the risk of Tenant only and Landlord and Landlord’s Indemnitees shall not be liable for any loss or damage thereto or theft or conversion thereof and Tenant completely releases and exculpates Landlord and Landlord’s Indemnitees therefrom.  If Landlord sells or otherwise conveys its interest in the Premises, Landlord shall be relieved of its obligations under the Lease from and after the date of sale or conveyance, only when the successor assumes in writing the obligations to be performed by Landlord on and after the effective date of the transfer, whereupon Tenant shall attorn to such successor.  Redress for any claim against Landlord under this Lease shall be limited solely to and enforceable only against the lesser of (i) Five Million Dollars ($5,000,000) or (ii)  Landlord’s equity interest, if any, in the Building.

26.                               RIGHT OF LANDLORD TO PERFORM.  All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Monthly Base Rent or Additional Charges, except as expressly set forth to the contrary in this Lease.  If Tenant shall  default in the payment of any sum of money, other than Monthly Base Rent or Additional Charges, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder (including, without limitation, Tenant’s obligation to maintain and repair the Premises and Building Systems pursuant to Section 9.2), and either (i) such failure continues, and Tenant does not commence cure of such failure, for ten (10) days after notice thereof by Landlord as provided in Section 20.1.2 (except in the event of emergency, when no cure period shall be required but Landlord shall make reasonable good faith efforts to notify Tenant prior to commencing such emergency cure), or (ii) having commenced such cure Tenant does not diligently prosecute the curing thereof, or (iii) if Landlord is, in Landlord’s reasonable business judgment, in a better position to accomplish such cure or can accomplish such cure in a more efficient or cost-effective manner than Tenant, or (iv) if a default under any Mortgage is, in Landlord’s reasonable judgment, likely to occur due to Tenant’s  failure to cure such failure in a timely manner, then in any such situation Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant’s part to be made or performed as provided in this Lease.  All sums so paid and costs so incurred by Landlord, together with interest thereon at the Default Rate from the date Landlord makes such payment or incurs such cost, shall be payable as Additional Charges to Landlord within thirty (30) days after receipt by Tenant of a bill or statement therefor.

27.                               SURRENDER OF PREMISES.

27.1                           End of Term Obligations.  At the end of the Term or any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises, together with all improvements or additions upon or belonging to Landlord , by whomsoever made, in substantially the same condition as received, or first installed, subject to the terms of Articles 8, 24, and 41, subject to normal wear and tear and the rights and obligations of Tenant concerning casualty damage pursuant to Article 23.   Tenant may, upon the termination of this Lease, remove all movable furniture and equipment belonging to Tenant, at Tenant’s sole cost, provided that Tenant repairs any damage caused by such removal.  Property not so removed by the Expiration Date (or in the event of an earlier termination, within five (5) days of such earlier termination date) shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord.  Upon such expiration or sooner termination of the Term, Tenant shall upon demand by Landlord at Tenant’s sole cost and expense, forthwith and with all due diligence remove any Tenant Improvements or Alterations made by or for the account of Tenant, designated by Landlord to be removed provided that prior to installation of such Alterations, Landlord advised Tenant in writing at that time whether or not such Alterations must be removed upon the expiration or sooner termination of this Lease), and restore the Premises to its original condition as of the Delivery Date, subject to the foregoing.  If any property of Tenant, Tenant Improvements and/or Alterations required to be removed as a condition to Tenant’s effective surrender of the Premises under this Section 27.1 are not removed by Tenant prior to the expiration of the Lease Term (or within forty-eight (48) hours after a termination of this Lease for any other reason), Landlord shall be permitted to take the following actions:  (a) remove any or all of items of property deemed abandoned and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice or to demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale:  first, to the cost and expense of such sale, including reasonable attorneys’ fees for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant; and (b) remove any or all of those Tenant Improvements and Alterations required to be removed by tenant in accordance with this Section 27.1 and dispose of the same in any manner at the expense and risk of Tenant.

27.2                           No Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

28.                               WAIVER.  If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein.  Furthermore, the acceptance of Rent or Additional Charges by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Monthly Base Rent or Additional Charges.  Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant.  Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

29.                               NOTICES.  Tenant shall immediately furnish Landlord with a copy of any written notice received, or a written summary of an oral notice received, from any governmental or quasi-governmental authority, insurance company, inspection bureau or any other third party as it relates to the Building and/or Premises.  Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail, return receipt requested, reputable overnight carrier, or delivered personally, (i) to Tenant (A) at Tenant’s address set forth in the Basic Lease Information, if sent prior to Tenant’s taking possession of the Premises, or (B) at the Premises if sent subsequent to Tenant’s taking possession of the Premises, or (C) at any place where Tenant may be found if sent subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises; or (ii) to Landlord at Landlord’s address set forth in the Basic Lease Information; or (iii) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article 29.  Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date the return receipt indicates delivery of or refusal of delivery if sent by certified mail, the day upon which recipient accepts and signs for delivery from a reputable overnight carrier, or on the date a reputable overnight carrier indicates refusal of delivery,  or upon the date personal delivery is made.  If Tenant is notified in writing of the identity and address of any Mortgagee or ground or underlying lessor, Tenant shall give to such Mortgagee or ground or underlying lessor notice of any Default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such Mortgagee or ground or underlying lessor shall be given  the opportunity to cure such Default (as defined in Article 20) prior to Tenant exercising any remedy available to it.

30.                               TAXES PAYABLE BY TENANT.   Prior to delinquency Tenant shall pay all taxes levied or assessed upon Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises.  If the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon Tenant’s equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment.

31.                               ABANDONMENT.  Tenant shall not abandon the Premises and cease performing its financial and maintenance obligations under this Lease at any time during the Term, and if Tenant shall abandon and cease performing its financial and maintenance obligations under this Lease, or surrender the Premises or be dispossessed by process of law or pursuant to the terms of this Lease, any personal property belonging to Tenant and left on the

Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall thereupon pass to Landlord.  Notwithstanding anything to the contrary contained herein, Tenant shall not be allowed to vacate the Premises for any period of time unless either (a) such vacation would not result in a termination of, limitation on, or other adverse effect on, Landlord’s insurance policies, or (b) Tenant pays the incremental premium costs, and assumes responsibility for any increased deductible amounts, to the extent required to cause Landlord’s insurance policies to not be terminated, limited or adversely affected as a result of such vacation.  For purposes of this Article 31, the Tenant shall not be deemed to have abandoned the Premises solely because the Tenant is not occupying the Premises.

32.                               SUCCESSORS AND ASSIGNS.  Subject to the provisions of Article 11, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective legal and personal representatives, successors and assigns.

33.                               ATTORNEY’S FEES.  If Tenant or Landlord brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorney’s fees and costs, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the action is prosecuted to judgment.

34.                               LIGHT AND AIR.  Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be lawfully erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.  Landlord has informed Tenant that it has no intention of constructing additional facilities at the Project except those facilities needed to service the Project.

35.                               CORPORATE AUTHORITY; FINANCIAL INFORMATION.  If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so. If Tenant signs as a partnership or limited liability company, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing partnership or limited liability company, as applicable, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the Tenant were authorized to do so and by their signatures bind the Tenant.  Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.  Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.  Tenant, for the reliance of Landlord, any lender holding or anticipated to acquire a lien upon the Premises or any prospective purchaser of the Building, prior to the execution of this Lease and thereafter within thirty (30) days after Landlord’s request therefor, shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available) which statements shall be prepared or compiled by a certified public accountant and shall present fairly the financial condition of Tenant at such dates and the result of its operations and changes in its financial positions for the periods ended on such dates.  If an audited financial statement has not been prepared, Tenant shall provide Landlord with an unaudited financial statement and/or such other information, the type and form of which are acceptable to Landlord in Landlord’s reasonable discretion, which reflects the financial condition of Tenant.  If Tenant’s stock is not publicly-traded on a national domestic exchange of the United States, or if so traded and Tenant’s audited financial statements are not made publicly available at the SEC Edgar website, then no more than once in any twelve-month period, within fifteen (15) days following Landlord’s request, Tenant shall deliver to Landlord Tenant’s audited financial statements, certified by a certified public accountant acceptable to Landlord, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.   Tenant hereby further covenants and warrants to Landlord that all financial information and other descriptive information regarding Tenant’s business, which has been or shall be furnished to Landlord, is and shall be accurate and complete at the time of delivery to Landlord.

36.                               PARKING.  Tenant shall have the right to use, at no additional rent during the initial Lease Term (and during any renewal term at the parking rental rate from time to time established by Landlord for the Project, if any), a license to use the number of undesignated and nonexclusive parking passes set forth in the Basic Lease Information for the non-exclusive use of unreserved spaces as specified therein, on those portions of the Common Area designated by Landlord for parking.  In the event Tenant elects to designate any reserved parking spaces as set forth in the Basic Lease Information, then Tenant’s use of such reserved parking spaces designated for Tenant’s exclusive use shall be subject to Tenant’s payment of parking rent, payable to Landlord as an Additional Charge, at the parking rental rate for reserved parking spaces charged from time to time by Landlord to other tenants of the Project.  Landlord shall exercise reasonable efforts to insure that the spaces associated with such passes are available to Tenant for its use, but Landlord shall not be required to enforce Tenant’s right to use the same.  Landlord agrees that so long as not required by an applicable governmental entity, there shall be no additional Monthly Base Rent charged for parking (not to be confused with the Expenses charged pursuant to Section 4.1).  Except as caused by the gross negligence or willful misconduct of Landlord, Landlord shall not be liable for any loss, injury or damage to persons using the Project parking areas or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of such parking areas shall be at the sole risk of Tenant, its employees and invitees.  Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas.  In enforcing such rules and regulations, Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant, only after providing advance notice to Tenant and an opportunity to cause the vehicle to be moved.  Tenant shall not assign or sublease any of the Tenant’s parking spaces without the consent of Landlord, which may be withheld in Landlord’s sole discretion, except in connection with an assignment of this Lease or sublease of the Premises that is approved by Landlord in accordance with this Lease.  Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage.

37.                               MISCELLANEOUS.

37.1                           Definitions.  The term “Premises” wherever it appears herein includes and shall be deemed or taken to include (except where such meaning would be clearly repugnant to the context) the office space demised and improvements now or at any time hereafter comprising or built in the space hereby demised.  The section headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.  The term “Landlord” shall include Landlord and its successors and assigns.  If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease.  The term “Tenant” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.  This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.

37.2                           Time of the Essence.  Time is of the essence of this Lease and all of its provisions.

37.3                           Governing Law.  This Lease shall in all respects be governed and interpreted in accordance with the laws of the State of California.  Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises, as long as a copy is sent to the address for notice set forth herein contemporaneously with such service.  Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.

37.4                           Entire Agreement.  This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations, oral agreements, understandings and/or practices, except those contained in this Lease.  Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease.  No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.  There have been no representations made by the Landlord or Tenant or understandings made between the parties other than those set forth in this Lease and its exhibits.  This Lease may not be modified except by a written instrument by the parties hereto.

37.5                           Partial Invalidity.  Any provision of this Lease which is contrary to a law, which the parties cannot legally waive or contract against (such, for example, as labor laws and anti-trust laws) is and shall be void and not binding on either party hereto; provided, however, that the invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision of this Lease.

37.6                           Quiet Enjoyment.  Upon Tenant paying the Monthly Base Rent and Additional Charges and performing all of Tenant’s obligations under this Lease, Tenant shall have quiet and peaceful enjoyment of the Premises during the Term as against all persons or entities lawfully claiming by, through or under Landlord; subject, however, to the provisions of this Lease.

37.7                           Survival of Covenants.  All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

37.8                           No Recordation.  Tenant shall not record this Lease without the prior written consent of Landlord.  Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

37.9                           Intentionally Deleted.

37.10                     Force Majeure.  In the event that Landlord shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, changes in zoning and other governmental requirements, riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including Tenant, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay.

37.11                     Partial Payment.  No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord’s right to recover the balance of any amount payable or Landlord’s right to pursue any other remedy provided in this Lease or at law.

37.12                     WAIVER OF JURY TRIAL.  LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

/s/RCS	/s/ PSR
Landlord’s Initials	Tenant’s Initials

38.                               REAL ESTATE BROKERS.  Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for any broker named in the Basic Lease Information, whose fees or commission, if earned, shall be paid as provided in the Basic Lease Information.  Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any other broker, finder or other person with whom the other party has or purportedly has dealt.  The foregoing agreement shall survive the termination of this Lease.  If Tenant fails to take possession of the Premises or if this Lease otherwise terminates prior to the Expiration Date as the result of failure of performance by Tenant, Landlord shall be entitled to recover from Tenant, in addition to Landlord’s other remedies at law or in equity, the unamortized portion of any brokerage commission funded by Landlord in addition to any other damages to which Landlord may be entitled.

39.                               LEASE EFFECTIVE DATE.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.  Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for thirty (30) days after such delivery.

40.                               SIGNAGE.  Tenant shall not erect or maintain any temporary or permanent sign on or about the Premises, the Building, or the Project, or visible from the Common Areas or exterior, without obtaining prior written approval from Landlord, which may be granted or withheld in Landlord’s reasonable discretion.  Any request for approval of a sign shall be made in such detail as Landlord shall reasonably request.  Subject to the terms of this Article and provided that Tenant continues to lease and occupy the entire Premises, Tenant shall be entitled to, at Tenant’s sole cost and expense, (i) place identification of Tenant’s business name at one (1) location on the existing parking lot monument sign for the Building, with Tenant to have one (1) slot at such location as determined by Landlord, (ii) display Tenant’s business name on one (1) “eyebrow” sign above the Premises affixed to the exterior of the south elevation of the west side of the Building facing Faraday Avenue with a total square footage not to exceed Tenant’s Share of the total square footage of “eyebrow” signage permitted by the applicable laws, ordinances, rules, regulations, permits, covenants, conditions, restrictions, and easements pertaining to signs, including, but not limited to, the City of Carlsbad approved plan, which right shall be subject to the existing rights of tenants in the Project and (iii) identify Tenant’s business name at the interior suite entrance to the Premises and on the directory board for the Building.  The monument signage and Building signage described in clauses (i) and (ii) above are to be provided in a location designated by Landlord at its sole discretion, subject, however, to reasonable visibility from Faraday Avenue.  All Tenant signage shall be designed, fabricated, constructed, installed, maintained, and removed at Tenant’s sole cost and expense, and the lettering, design, color and size of Tenant’s business name for the monument sign shall be consistent with the design of such monument sign.  Tenant’s rights under this Article 40 shall be transferable to an assignee or subtenant pursuant to an Assignment of this Lease or a Sublease of the entire Premises which is approved or permitted under Article 11.  All signs, whether erected by Landlord or Tenant, shall conform to Landlord’s building standard signage and comply with all laws, ordinances, rules, regulations, permits, covenants, conditions, restrictions, and easements pertaining to signs, including, but not limited to, the City of Carlsbad approved plan.  In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant.  Tenant shall remove all approved signs which it has erected upon the termination of the Lease and repair all damage caused by such removal.

41.                               HAZARDOUS SUBSTANCE LIABILITY.

41.1                           Definition.  For the purpose of this Lease, “Hazardous Substances” shall be defined, collectively, as oil, flammable explosives, asbestos, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under applicable environmental laws, ordinance or regulation.  Except for incidental amounts of toxic materials typically used in connection with normal office use, Tenant shall not be entitled to use nor store any Hazardous Substances on, in, or about the Premises, the Building, the Common Areas and the Project, or any portion of the foregoing, without, in each instance, obtaining Landlord’s prior written consent thereto; provided, however, that Landlord acknowledges that Tenant may request the right to use and store small amounts of solvents and soldering materials associated with Tenant’s electronics lab in the Premises, which may contain Hazardous Substances; provided, however, that prior to introducing any such materials into the Premises, such materials shall be subject to Landlord’s prior written approval as disclosed to Landlord on a hazardous material list stating the identity, amount and storage location of such materials (the “Hazardous Materials List”), and such materials shall only be used and disposed of in accordance with applicable Laws.  If Landlord so consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Substances that are necessary for Tenant’s business and expressly approved by Landlord in writing, and only to the extent of the quantities of Hazardous Substances expressly approved by Landlord in writing, and provided further that such usage and storage is in full compliance with any and all applicable Laws, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises.  Tenant agrees that any changes to the type and/or quantities of Hazardous Substances expressly approved by Landlord in writing may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion.  Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Substances without the express written consent of Landlord, which may be given or withheld in Landlord’s sole discretion.  Landlord shall have the right at all times during the Term of this Lease, upon reasonable advance notice to Tenant, to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Article 41, and (iii) request lists of all Hazardous Substances used, stored or otherwise located on, under or about the Premises, the Common Areas and/or the Project.  The cost of all such inspections, tests and investigations shall be borne solely by Landlord, unless Tenant is directly or indirectly responsible in any manner for any contamination revealed by such inspections, tests and investigations.  The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant with respect to Hazardous Substances, including without limitation, Tenant’s operations, use and any remediation efforts related thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Substances used by Tenant, it being understood that Tenant shall be solely responsible for all liability in connection therewith.  Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Substances arising from or related to the intentional or negligent acts or omissions of Tenant such that the affected portions of the Project and any adjacent property are returned to the condition required by applicable law.  Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent.  If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all reasonable costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work.

41.2                           Release.  Tenant releases Landlord from any liability for, waives all claims against Landlord and shall indemnify, defend and hold harmless Landlord, its employees, partners, agents, subsidiaries and affiliate organizations against any and all claims, suits, loss, costs (including costs of investigation, clean up, monitoring, restoration and reasonably attorney fees), damage or liability, whether foreseeable or unforeseeable, by reason of property damage (including diminution in the value of the property of Landlord, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord’s marketing of any space within the Buildings and/or Project), suits, administrative proceedings and costs (including, but not limited to, reasonable attorneys’ and consultant fees and court costs), personal injury or death arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Substances on, in or about the Premises, or in any Common Areas or any other portion of the Project as a result (directly or indirectly) of the intentional or negligent acts or omissions of Tenant or its employees, partners, agents, subsidiaries and affiliate organizations, licensees, vendors, contractors and invitees (collectively, “Tenant’s Representatives”).  Neither the written consent of Landlord to the presence, use or storage of Hazardous Substances in, on, under or about any portion of the Premises, the Building, the Common Areas and the Project, nor the strict compliance by Tenant with Laws shall excuse Tenant from its obligations of indemnification pursuant hereto.  Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 41.2 as a result of Landlord’s status as either an “owner” or “operator” under any applicable Laws.  The provisions of this Section 41.2 regarding Tenant’s indemnity relating to Hazardous Substances shall survive the termination of the Lease.

41.3                           Landlord’s Representation and Warranty.  Landlord hereby represents and warrants to Tenant that to the best of Landlord’s knowledge, based solely on those environmental reports for the Project in Seller’s possession or within Seller’s control as of the Effective Date, there are no Hazardous Materials currently in, on or under the Project that are required to be remediated by any applicable law or that pose a hazard to human health or safety.

41.4                           Tenant Certificate.  In addition to the Hazardous Materials List, Tenant shall deliver to Landlord, within thirty (30) days after Tenant’s receipt of Landlord’s written request, a certificate stating (i) that the Hazardous Substances set forth on the Hazardous Materials List are the only Hazardous Substances (other than those contained in typical office supplies) that Tenant has permitted to be located in the Premises within the last twelve (12) month period; (ii) the use or purpose of each such Hazardous Substance; (ii) the approximate quantity of each such Hazardous Substance; (iii) such other information as Landlord may reasonably require; and (iv) Tenant’s written certification that neither Tenant nor any of its agents or employees has released, discharged or disposed of any Hazardous Substances in or about the Project, or transported any Hazardous Substances to or from the Project, in violation of any applicable Hazardous Materials Laws.

42.                               TELECOMMUNICATIONS.

42.1                           Certain Definitions.  The following definitions are applicable to this Article 42:

(a)                                  “Telecom Equipment” means telephone, internet and any other communications equipment and any technological evolution or replacement thereof.

(b)                                 “Connections” means any wires, cables, fiber optic lines, antennas, switches and other equipment or infrastructure located in the Building, but outside the Premises, that are installed by or on behalf of Tenant for, or related to, the operation of other Telecom Equipment.  All Connections are also Telecom Equipment.

(c)                                  “Telecom Provider” means a provider of Telecom Equipment or services using Telecom Equipment.

(d)                                 “Telecom Services” means services provided by a Telecom Provider using Telecom Equipment.

42.2                           New Provider Installations.

42.2.1                  Consent Required.  Tenant may not utilize the services of a Telecom Provider whose equipment is not then servicing the Building, nor may Tenant require or request that a Telecom Provider materially expand the Telecom Services or Connections it currently provides or has provided in or to the Building, without first securing the prior written approval of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord as long as the Telecom Provider executes and delivers to Landlord, Landlord’s standard Landlord’s Telecommunications License Agreement as required pursuant to Section 42.2.2.

42.2.2                  Landlord’s License Agreement.  Tenant’s Telecom Provider must execute and deliver Landlord’s form license agreement regarding the installation and/or operation of the Telecom Provider’s Telecom Equipment in the Building in the form attached hereto as Exhibit G, and outside the Premises prior to such Telecom Provider commencing any installation or other work in the Building.  Landlord will bear no responsibility for (and the Commencement Date will not be affected by) delays in installing Telecom Equipment resulting from failure of Tenant’s Telecom Provider to execute and deliver such agreement to Landlord prior to the commencement of any installation or other work in the Building; and

42.2.3                  Guidelines.  Both Tenant and its Telecom Provider(s) will comply with the Telecommunications Guidelines attached hereto as Exhibit F, together with any other of Landlord’s requirements regarding use of the existing Building conduits and pipes or use of contractors.  Wireless access points for internal use within the Premises as long as such equipment does not interfere with the telecommunications equipment of any other tenant of the Building.

42.3                           Consent to Equipment Required.  Tenant will not utilize any Telecom Equipment (other than usual and customary cellular telephones and wire-based telephone and internet technology or similar telephones), including antennae and satellite dishes, within the Premises and/or within or on the Building without Landlord’s prior written consent.  Such consent may be granted, conditioned or withheld in Landlord’s sole discretion, and may be conditioned in such a manner so as to protect Landlord’s financial interests and the interests of the Building.  In addition, Landlord may require that Tenant execute a written agreement concerning any such Telecom Equipment, in form and substance acceptable to Landlord, in its sole discretion.

42.4                           No Reservation of Space Without Consent.  Until Tenant’s Telecom Provider or Tenant, as the case may be, executes the Telecommunications License Agreement in the for attached hereto as Exhibit G, Landlord shall have no obligation to reserve space for Tenant for Telecom Equipment anywhere in the common areas or common conduits, risers or overhead areas of the Building.

42.5                           Plans and Specifications.  Upon Tenant’s vacating or surrender of the Premises, either Tenant or Tenant’s Telecom Provider will provide Landlord with as-built plans and specifications of any Telecom Equipment of Tenant or Tenant’s Telecom Provider that remains in the Building.

42.6                           Responsibility for Installation, Maintenance and Removal, etc.  Tenant acknowledges and agrees that all Telecom Equipment will be obtained, installed, maintained, repaired, replaced and removed at the sole expense of Tenant.  Unless Landlord otherwise requests or consents in writing, all of Tenant’s Telecom Equipment (other than any Connections) will be and remain solely in Tenant’s Premises, in accordance with the Telecommunications Guidelines attached hereto on Exhibit F, together with any other rules and regulations adopted by Landlord from time to time.  Landlord will have no responsibility for the operation, maintenance, repair, replacement or removal of Tenant’s Telecom Equipment, including, without limitation, Tenant’s Connections.  Tenant agrees that, to the extent any Telecom Services are interrupted, curtailed or discontinued, Landlord will have no obligation or liability with respect thereto, and it will be the sole obligation of Tenant at its expense to obtain substitute Telecom Services.  No approval by Landlord under this Article 42 will be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence or financial strength of any Telecom Provider or the quality or fitness for any particular purpose of any Telecom Equipment or Telecom Services.  Landlord does not make, and expressly disclaims, any representation, warranty or endorsement regarding or relating to any Telecom Provider, Telecom Services or Telecom Equipment.

42.7                           Interruption.  Landlord will have the right to interrupt Tenant’s Telecom Services or disable Tenant’s Telecom Equipment in the event of emergency or as necessary in connection with repairs to the Building or installation of Telecom Equipment for other tenants or occupants of the Building.  Landlord will provide Tenant with reasonable prior notice of any such interruption or disabling, except in the event of an emergency, in which case Landlord will provide Tenant as much advance notice as reasonably possible.  Landlord will exercise commercially reasonable efforts to perform any scheduled interruptions during non-business hours.

42.8                           Indemnity.  In the event that Telecom Equipment, including, without limitation, wiring, cabling or satellite and antenna equipment of any type installed by or at the request of Tenant within the Premises, on the roof or elsewhere within or on the Building causes interference to equipment (including Telecom Equipment) used by another party, Tenant will be responsible for, and will protect, indemnify, defend and hold harmless Landlord, its partners, managers, members, officers, directors, subsidiaries, affiliates, lenders, employees and agents and Property Manager, from and against all liability related to such interference.  Tenant will use its best efforts, and will cooperate with Landlord and other parties, to immediately eliminate such interference.  In the event that Tenant is unable to eliminate such interference within twenty-four (24) hours, Tenant will promptly substitute alternative equipment.  If such interference persists after such alternative equipment is installed, Tenant will discontinue the use of its Telecom Equipment as necessary to discontinue such interference, and, at Landlord’s discretion, remove such Telecom Equipment according to specifications required by Landlord.

42.9                           Removal.  Prior to the expiration or earlier termination of the Term, Tenant will remove any and all Telecom Equipment installed in the Premises or elsewhere in the Building by or on behalf of Tenant, including all Connections, at Tenant’s sole cost; provided, however, that Landlord will have the right, upon at written notice to Tenant given at least ninety (90) days prior to the expiration of the Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any and all Connections or selected components thereof, whether located in the Premises or elsewhere in the Building, and to the extent Landlord suffers or permits any such Connections or any other Telecom Equipment to remain in the Premises, Tenant shall provide Landlord with the as-built plans required by Section 42.5 above.  The terms and conditions of this Section 42.9 will survive expiration or earlier termination of the Lease.

42.10                     No Third Party Beneficiaries. Notwithstanding any provision of the preceding paragraphs to the contrary, the provisions of this Lease, including this Article 42, may be enforced solely by Tenant and Landlord, are not for the benefit of any other party (including any subtenant), and specifically, but without limitation, no Telecom Provider will be deemed a third party beneficiary of this Lease or this Article 42.

43.                               EXTENSION OPTION.

43.1                           Extension Term;  Extension Exercise Date.  Tenant shall have two (2) options to extend the Term of this Lease, each for an additional period of five (5) years, which will commence, if at all, on the day following the last day of the Term or the first Extension Term, as applicable (each an “Extension Term”).  The option for each Extension Term may be exercised by Tenant only by written notice given to Landlord not earlier than the date which is fifteen (15) months prior and not later than the date which is twelve (12) months prior to the expiration of the initial Term or the first Extensions Term, as applicable (the “Extension Exercise Date”).  Except as stated below in this Article 43, all of the terms and conditions of this Lease in effect immediately prior to the commencement of an Extension Term shall equally pertain in all respects to that Extension Term.

43.2                           Personal.  The option to extend granted to Tenant in this Lease is personal to the original Tenant and any Permitted Transferee and may be exercised only by the original Tenant or Permitted Transferee while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant or Permitted Transferee.  The options to extend herein granted to Tenant are not assignable separate and apart from this Lease, nor may any option be separated from this Lease in any manner, either by reservation or otherwise.

43.3                           Market Rental Value.  The Monthly Base Rent during each Extension Term will be the Market Rental Value of the Premises (as defined and determined pursuant to Section 43.5) for that period.

43.4                           Landlord’s Notice.  Landlord’s estimate of the Market Rental Value will be designated by notice to Tenant (“Landlord’s Notice”) pursuant and subject to Section 43.6 no later than five (5) months prior to expiration of the period of the initial Term or first Extension Term, as applicable.

43.5                           Method of Determination; Outside Agreement Date.  The Market Rental Value of the Premises will be the market rent and all additional charges and additional rent for the Premises determined as of the date of Landlord’s Notice equal to the rental rates then being obtained by landlords of comparable space in Carlsbad, California of the same approximate age, quality, condition and level of amenities, as adjusted on account of pertinent differences such as the heights of the floors in question, incentives for initial occupancy such as free rent, existing lease takeover and assumption costs, brokerage commissions and demolition and improvement costs (or the inapplicability of such incentives in the case of renewals or extensions), size of space, length of term and anticipated commencement date with respect to such renewal and any other economic concessions.  If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s receipt of Landlord’s Notice (the “Outside Agreement Date”), then the Market Rental Value shall be determined as set forth in Section 43.6 below.

43.6                           Submittal to Arbitration.  Each party shall make a separate determination of the Market Rental Value within five (5) business days after the Outside Agreement Date, concurrently exchange such determinations and such determinations shall be submitted to arbitration in accordance with this Section.  Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial projects in the Carlsbad, California area.  The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rental Value is the closest to the actual Market Rental Value, as determined by the arbitrators taking into account the requirements in this Article 43 (i.e., the arbitrators may only select Landlord’s or Tenant’s determination and shall not be entitled to make a compromise determination).  Each such arbitrator shall be appointed within fifteen (15) business days after the applicable Outside Agreement Date.  The two (2) arbitrators so appointed shall within five (5) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.  The three (3) arbitrators shall within five (5) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rental Value and shall notify Landlord and Tenant thereof.  The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.  If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.  If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the Market Rental Value to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 43.6.  The cost of the third arbitrator shall be split equally by Landlord and Tenant, and Landlord and Tenant shall each be responsible for the fees and costs of the arbitrator which it appoints.  If the Monthly Base Rent shall not have been determined by the commencement date of the Extension Term, then until it is determined, Tenant shall pay Monthly Base Rent in effect at the end of the initial Term or the first Extension Term, as applicable, and when the actual adjusted Monthly Base Rent is determined, Tenant shall pay to Landlord any additional rent due for the months which have elapsed in the Extension Term, or Landlord shall credit any excess payment for the elapsed months to the next Monthly Base Rent becoming due.

43.7                           Effect of Default.  If Tenant is in default beyond any applicable grace period when it may otherwise exercise the option, then any attempt to exercise the option shall be null, void, and of no force or effect.  If Tenant exercises the option and if Tenant is in default beyond any applicable grace period at any time after exercise of the option or on the first day for commencement of the Extension Term, then the exercise of the option by Tenant shall be null, void, and of no force or effect.  No condition of the Premises, including, without limitation, any alteration or improvement made by Tenant, oral intention expressed by Tenant or detrimental reliance by Tenant on any statement, act, or omission by Landlord shall vest any rights in Tenant for exercise of the option set forth herein or to possess the Premises during any period set for extension of the Term in such option, or stop Landlord from eviction of Tenant after the end of the Term of this Lease then in effect, or give rise to any equitable defense to such eviction.  Tenant hereby waives any and all equitable remedies with respect to the option set forth herein unless Tenant has complied in all respect with the written notice requirements set forth herein. The sole and exclusive method for exercise of the option set forth herein shall be delivery of the written notice called for herein by Tenant to Landlord on a timely basis.  Landlord and Tenant hereby agree that time is of the essence with respect to delivery of any notice of exercise by Tenant to Landlord.  The date for delivery of any notice required or permitted in the option set forth herein shall be determined by the provisions for delivery of notice contained in this Lease.

[Remainder of Page Intentionally Blank; Signature Page Follows]

[Signature Page to Lease Agreement dated September 1, 2005; 2200 Faraday Avenue, Carlsbad, CA]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

TENANT:		LANDLORD:

DOT HILL SYSTEMS CORPORATION, a Delaware corporation		EQUASTONE 2200 FARADAY, LLC, a Delaware limited liability company

By:	/s/ James L. Lambert	By:	Equastone Faraday, LLC,
Name:	James L. Lambert		a Delaware limited liability company,
Its:	Chief Executive Officer		its Manager

By:	/s/ Preston S. Romm	By:	Equastone Manager, LLC,
Name:	Preston S. Romm		a Delaware limited liability
Its:	Chief Financial Officer		company, its Manager

			By:	/s/ Chad M. Carpenter
			Name:	Chad M. Carpenter
			Its:	President and CEO

			By:	/s/ Roger C. Simsiman
			Name:	Roger C. Simsiman
			Its:	Chief Operating Officer

EXHIBIT “A”

PREMISES

EXHIBIT “B”

PROJECT

EXHIBIT “C”

TENANT IMPROVEMENT AGREEMENT

CONSTRUCTION BY TENANT

THIS TENANT IMPROVEMENT AGREEMENT (the “Work Letter Agreement”) forms a part of the Lease Agreement (the “Lease”) made and entered into on September 1, 2005, by and between EQUASTONE 2200 FARADAY, LLC, a Delaware limited liability company (“Landlord”) and DOT HILL SYSTEMS CORPORATION, a Delaware corporation (“Tenant”).  Terms which are used herein as defined terms but which are not otherwise defined shall have the same meanings which are given to such terms in the Lease. For the considerations set forth in the Lease and the mutual covenants hereinafter contained, Landlord and Tenant covenant and agree as follows:

SECTION 1

GENERAL CONSTRUCTION OF THE PREMISES

Landlord shall deliver the Building shell and core (i) of the Premises and (ii) of the floor of the Building on which the Premises is located (collectively, the “Base, Shell, and Core”) on or before the Entry Date set forth in Section 2.4 of the Lease.  Landlord covenants to Tenant that, as of the Entry Date:  (a) the roof of the Building shall be watertight and in good condition, and the existing HVAC, plumbing and electrical systems of the Base, Shell, and Core shall be in good working order; and (b) the Base, Shell, and Core and the common areas of the Project shall comply with all applicable laws, codes, ordinances and regulations, including the Americans with Disabilities Act.  If the foregoing covenants are not true and correct as of the Entry Date, Landlord shall correct such item(s) at Landlord’s own cost and not as an Operating Expense nor as part of the T.I. Allowance within thirty (30) days after Landlord receives notice of such defect from Tenant; provided, however, that such notice shall be delivered to Landlord, if at all, within thirty (30) days following the Entry Date, and if by the nature of such correction more than thirty (30) days is required to effect such correction, Landlord shall not be in default hereunder if such correction is commenced within such thirty (30) day period and is diligently pursued to completion.  If Landlord has not performed the replacement or repair of defective elements within the thirty (30) day period provided for in this Section 1, above, then Tenant may provide Landlord with an additional written notice stating that Tenant intends to perform such work following an additional ten (10) day Landlord cure period, and if Landlord does not commence such replacement or repair within such additional ten (10) day period, Tenant shall have the right to replace or repair such defective element and Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s actual, reasonable costs in taking such action, including Tenant’s reasonable out-of-pocket supervisory and administrative costs, provided that (i) Tenant will pursue, to the extent Landlord’s cooperation is not required (or if Landlord’s cooperation is required, then to the extent such cooperation is provided), any applicable construction warranties and guaranties prior to retaining any other contractor to perform such work, and (ii) if such contractors are unwilling or are unable to perform, or timely perform, such work, Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in first-class office buildings in the Faraday Business Park.  Notwithstanding the foregoing, if Landlord disputes an item in question, any reimbursement shall be subject to reconciliation following the final determination of the disputed item.

SECTION 2

CONSTRUCTION DRAWINGS

2.1                                 Selection of Architect and Engineer.  Tenant’s architect shall be Dan Pittman, and Tenant’s engineers shall be Michael Wall Engineering (electrical engineer ) and Walsh Engineering (mechanical engineering).  Landlord hereby approves such architect and engineers for the design of the Tenant Improvements.  Notwithstanding the foregoing, Tenant may, at its option, retain an architect or engineer other than those listed above, subject to Landlord’s reasonable approval, which approval shall not be unreasonably withheld.  All mechanical, electrical and plumbing engineering plans, specifications and documents shall be prepared at Tenant’s cost, subject to reimbursement from the T.I. Allowance.

2.2                                 Preliminary Construction Documents.  Tenant shall prepare, at Tenant’s sole cost and expense, preliminary drafts of construction drawings and specifications including complete sets of detailed architectural, structural, mechanical, electrical and plumbing working drawings (the “Preliminary Construction Documents”) for all Tenant Improvements desired by Tenant in the Premises, including, without limitation, communications and data cabling, roof-mounted antennae and/or satellite dishes, millwork, cabinetry, woodwork, interior and exterior signage, and customized fixtures. Tenant shall deliver the Preliminary Construction Documents to Landlord as such documentation is prepared by Tenant’s architect, through the schematic, design development and final construction drawings phases of the Preliminary Construction Documents.  Landlord acknowledges that the Preliminary Construction Documents may be delivered to Landlord in partial packages relating to certain components of the Tenant Improvements to be installed in the Premises (a “Subphase”); provided, however that Landlord shall not be required to approve any partial package of Preliminary Construction Documents if such package does not contain sufficient information to allow Landlord to approve the portion of the Tenant Improvements identified in such partial package.  The Preliminary Construction Documents shall (i) include architectural drawings and specifications for Tenant’s partition layout, reflected ceiling, telephone and electrical outlets, and finish schedule; and (ii) mechanical plans and specifications where necessary for installation of the air-conditioning system and ductwork and heating and electrical facilities.  Tenant’s architect and engineer shall be responsible for designing the Tenant Improvements at Tenant’s sole cost and expense, subject, however, to reimbursement of such costs and expenses from the T.I. Allowance.

2.3                                 Landlord’s Approval.  The Preliminary Construction Documents shall be subject to Landlord’s approval, which shall not be unreasonably withheld, provided, however, that Landlord’s approval rights as to the Preliminary Construction Documents shall be limited to a review of the Preliminary Construction Documents to confirm that: (i) the Tenant Improvements are reasonably compatible with (and not damaging to) the structural, mechanical, electrical, plumbing and other systems of the Building, (ii) the Tenant Improvements do not materially adversely impact (in Landlord’s reasonable judgment) either the exterior appearance or operations of the Building or the appearance or operations of the public areas of the Building and (iii) the Tenant Improvements comply with all any law, statute, ordinance, order, rule, regulation or requirement of any governmental or quasi-governmental authority (collectively, “Legal Requirements”).  Within ten (10) Business Days after delivery of a complete set of the Preliminary Construction Documents for any Subphase to Landlord, Landlord shall either approve such Preliminary Construction Documents or notify Tenant of the specific item(s) of such Preliminary Construction Documents of which Landlord disapproves and a detailed description of the reason(s) for such disapproval.  If Landlord disapproves any of the Preliminary Construction Documents for any Subphase, within ten (10) business days after receipt of Landlord’s disapproval notice, Tenant shall revise and resubmit same to Landlord for approval, which approval shall not be unreasonably withheld (the “Revised Construction Documents”). If Landlord does not respond to the Preliminary Construction Documents or the Revised Construction Documents within ten (10) Business Days after receipt of same, such drawings shall be deemed approved as most recently submitted. The above process shall be repeated until such time as Landlord has approved or is deemed to have approved the Revised Construction Documents. Both parties agree to use their best efforts to conclude final preparation and approval of the Revised Construction Documents for each Subphase within thirty (30) days after the date on which the Preliminary Construction documents for such Subphase are initially submitted by Tenant to Landlord.

2.4                                 Final Construction Documents and Other Information.  The Preliminary Construction Documents or the Revised Construction Documents, as approved (or deemed approved) by Landlord, are hereinafter referred to as the “Final Construction Documents.” Tenant may request changes to the Final Construction Documents.  Any changes shall be subject to Landlord’s approval, to the extent Landlord’s approval was originally required with respect thereto pursuant to this Section 2.4.  Upon approval (or deemed approval) of the Preliminary Construction Documents or the Revised Construction Documents for any Subphase, Landlord shall not be entitled to subsequently disapprove any changes therein unless such changes results in a material change to, material deviation or material addition to the Tenant Improvements identified in the Preliminary Construction Documents and/or the Revised Construction Documents previously approved or deemed approved by Landlord.  Additionally, Tenant shall submit to Landlord in writing the following information at least seven (7) days prior to the commencement of construction of the Tenant Improvements:

(i)                                     The name and address of Tenant’s General Contractor if other than White Construction (who is hereby approved by Landlord as the General Contractor) and the names of the plumbing, mechanical and electrical subcontractors, if any, which General Contractor intends to engage in the construction of the Tenant Improvements.  All such subcontractors shall be subject to Landlord’s reasonable prior written approval;

(ii)                                  The actual commencement date of construction and estimated date of completion of Tenant’s Work (as defined below); and

(iii)                               Evidence of insurance required under Section 2.7 of this Work Letter Agreement.

If Landlord requires the purchase of payment or performance bonds in connection with the construction of the Tenant Improvements, Landlord will pay the costs associated therewith and will not charge any portion of such costs to Tenant or against the Improvement Allowance.

2.5                                 Tenant’s Covenants.  Tenant, at its sole cost and expense, shall perform all work required to complete the Tenant Improvements substantially in accordance with the Final Construction Documents (the “Tenant’s Work”) to a finished condition ready for the conduct of business.  All of the Tenant’s Work shall comply in all material respects with applicable federal, state, county municipal statutes, ordinances, regulations, laws, codes and requirements. Landlord’s review and approval of the Final Construction Documents shall not render Landlord liable to Tenant for any defects therein, or constitute a representation or warranty by Landlord that the Tenant Improvements as described in the Final Construction Documents are in compliance with all Legal Requirements or will be suitable for Tenant’s use. Tenant shall be solely responsible for ensuring that the Tenant Improvements as set forth in the Final Construction Documents comply with all Legal Requirements and are suitable for Tenant’s use. All required building and other permits in connection with the construction and completion of the Tenant Improvements shall be obtained and paid for by Tenant.

2.6                                 Landlord’s Covenants.  Tenant and Tenant’s General Contractor, at the expense of Tenant or Tenant’s General Contractor, shall be allowed to utilize power, water and other existing utility facilities as necessary and required in connection with the Tenant’s Work in the Premises.  Landlord shall repair any damage to the Building caused by Tenant or Tenant’s General Contractor which has a material adverse effect on the structural or watertight integrity, or the physical appearance, of the Building, which repairs shall be at the sole cost and expense of Tenant (to the extent not covered by any insurance maintained by Landlord as an Expense subject to reimbursement by Tenant during Tenant’s construction of the Tenant Improvements) and Tenant agrees to pay to Landlord within thirty (30) days following presentation of a statement therefor all costs incurred by Landlord in connection with any such repairs.

2.7                                 Insurance.  Tenant shall provide, or shall cause Tenant’s General Contractor to provide, insurance with companies authorized to do business in the State of California which satisfy the requirements of Section 9.5 of the Lease, which include a waiver of subrogation in favor of Landlord as provided in Article 13 of the Lease, and shall insure Landlord, Landlord’s mortgagee and property manager and Tenant, as their respective interests may appear, and shall also provide insurance during the course of construction with respect to the following:

2.7.1                        Liability Insurance.  Liability insurance as required by Section 12.3.2 of the Lease shall be in an aggregate amount, which may include umbrellas, of not less than $3,000,000, and shall name Landlord and Landlord’s mortgagee and property manager as additional insureds;

2.7.2                        Worker’s Compensation Insurance.  Worker’s Compensation insurance as required by Section 12.3.1 of the Lease, covering all persons employed in connection with the Tenant’s Work and with respect to whom death or bodily injury claims could be asserted against Landlord; and

2.7.3                        Automobile Liability coverage.  Automobile Liability coverage with bodily injury limits of at least $1,000,000.00 per accident.

2.8                                 Indemnification.  EXCEPT TO THE EXTENT SUCH COSTS, LOSSES, LIABILITIES OR ACTIONS RESULT FROM LANDLORD’S GROSS NEGLIGENCE AND/OR WILLFUL MISCONDUCT, TENANT SHALL INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ALL COSTS (INCLUDING REASONABLE ATTORNEY’S FEES AND COSTS OF SUIT), LOSSES, LIABILITIES OR CAUSES OF ACTION ARISING OUT OF OR RELATING TO TENANT’S CONSTRUCTION OF THE TENANT IMPROVEMENTS, INCLUDING, BUT NOT LIMITED TO, ANY MECHANIC’S OR MATERIALMEN’S LIENS ASSERTED IN CONNECTION THEREWITH.

2.9                                 Project Schedule.  The schedule of the design, construction, and completion of the Tenant’s Work shall be governed by the Work Letter Agreement and the Project Schedule attached as Schedule 1 (the “Project Schedule”).  Each party shall perform its obligations in accordance with the Project Schedule, subject to the Force Majeure provisions of Section 37.10 of the Lease.

2.10                           Cooperation.  During the entire course of the construction process, Tenant and Landlord each shall respond to requests for information or decisions with reasonable dispatch.  Without limiting the foregoing, each party shall cooperate with the other to facilitate and expedite the efficient design and construction of the Tenant Improvements.  Tenant agrees to take all action necessary to cause the Tenant’s General Contractor to construction the Tenant Improvements in a good and workmanlike manner in accordance with the Final Construction Documents and with all any law, statute, ordinance, order, rule, regulation or requirement of any governmental or quasi-governmental authority (collectively, “Legal Requirements”).

2.11                           Landlord Delays.  If completion of construction of the Tenant Improvements or delivery of possession of the Leased Premises is delayed by a Landlord Delay, the Commencement Date shall be extended by each day that there is a Landlord Delay on a day-for-day basis.  A “Landlord Delay” means delay in Substantial Completion of the Tenant Improvements to the extent solely attributable to:  (a) Landlord’s failure to comply with its obligations under the Project Schedule in a timely manner; or (b) Landlord’s failure to respond within five (5) business days to any Tenant or Contractor request for information or decision reasonably required in connection with the construction of the Tenant Improvements pursuant to the Final Construction Documents initially approved by Landlord and not provided for on the Project Schedule or in this Work Letter Agreement, unless Landlord’s failure to respond is due to delay in obtaining the opinion or advice of any applicable design professional or the approval of Landlord’s construction lender, in which case the period allowed for Landlord’s response shall be extended accordingly.

2.12                           Substantial Completion.  Within ten (10) days after Substantial Completion (as defined below) of the Tenant Improvements, Landlord and Tenant shall acknowledge in writing that the Tenant Improvements were constructed in accordance with the “as built” plans provided by Tenant (or indicate any known discrepancies).  “Substantial Completion” means that construction has been sufficiently completed such that the Premises can be occupied and used to conduct Tenant’s business without material interference.

SECTION 3

TENANT IMPROVEMENT ALLOWANCE

3.1                                 Allocation of Costs.  Tenant shall be entitled to a one-time tenant improvement allowance (the “T.I. Allowance”) in the amount of up to, but not exceeding Twenty Two Dollars ($22.00) per usable square foot of the Premises, for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Tenant Improvements”), including the cost of all labor and materials for the construction and installation of the Tenant Improvements; the cost of all permits, licenses, and fees; all amounts paid to Tenant’s contractors under and pursuant to contracts for the construction and installation of the Tenant Improvements; all architectural, engineering, space planning, and other consultant’s fees; all amounts paid for mechanical drawings, plans, specifications, shop drawings, designs, and layouts, a construction management fee to Landlord in the amount of Seventeen Thousand Five Hundred Dollars ($17,500.00) and reasonable incidental costs related to the foregoing.  In no event shall Landlord be obligated to make disbursements to Tenant for the cost of the Tenant Improvements pursuant to this Tenant Work Letter in a total amount which exceeds the T.I. Allowance.  Within ten (10) business days after Tenant delivers to Landlord written notice requesting payment from Landlord for one-half of the actual costs to construct the structural elements of the demising wall (i.e., the demising wall studs)

separating the Premises from the remainder of the first floor (which costs shall expressly not include, without limitation, dry walling cost, finish cost, or costs related to the installation of electrical systems, unless required by code) (the “Demising Wall Costs”) and a detailed line item budget for the such actual costs, Landlord agrees that it shall reimburse Tenant for one-half of the Demising Wall Costs.

3.2                                 Tenant Cost Proposal; Excess Costs.  After the Final Construction Documents are approved and signed by Landlord and Tenant, Tenant shall provide Tenant with the “Cost Proposal.”  For purposes of this Tenant Work Letter, the “Cost Proposal” shall consist of (i) the GMP bid from the General Contractor, and (ii) as nearly as possible, the cost of all Tenant Improvements to be constructed by Tenant.  As part of the Cost Proposal, Tenant and shall identify the amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the remaining T.I. Allowance as of the date of delivery of the Cost Proposal .  Unless Tenant elects to provide a completion bond to Landlord for the completion of the Tenant Improvements, the Over-Allowance Amount shall be delivered to Landlord prior to commencement of construction of the Tenant Improvements.  In the event that any revisions, changes, or substitutions shall be made to the Final Construction Documents or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord’s request as an addition to the Over-Allowance Amount.  In addition, if the Final Construction Documents or any amendment thereof or supplement thereto shall require alterations in the Base, Shell and Core (as contrasted with the Tenant Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes upon receipt of bills therefor.  The Over-Allowance Amount shall reflect the reduction of the remaining T.I. Allowance by previous payments made by Landlord and the amount of the Landlord’s supervision fee set forth in Section 3.1 above.

3.3                                 Disbursement of T.I. Allowance.  The Tenant Improvements will be constructed in accordance with the Final Construction Documents.  Landlord will disburse the T.I. Allowance following disbursement of the Over-Allowance Amount funds, if deposited by Tenant with Landlord, or if not deposited after Tenant provides Landlord with evidence that such amount has been expended by Tenant.  Landlord shall have no obligation to disburse any portion of the T.I. Allowance after the Commencement Date.  After the T.I. Allowance has been exhausted, Landlord shall have no further obligation to expend Landlord’s funds on Tenant Improvements.  Landlord shall perform the services of fund control with respect to the construction costs and shall disburse the costs of the Tenant Improvements monthly upon Landlord’s receipt of a certified invoice from Tenant’s contractor for such costs.  When all the Tenant Improvements are substantially complete, if the cost of the Tenant Improvements is less than the sum of the T.I. Allowance plus Over-Allowance Amount deposited by Tenant with Landlord, then Landlord shall refund to Tenant the amount by which the actual Tenant Improvement costs exceeds the amount expended by Landlord from the fund control.  All items of Tenant Improvements shall be the property of Tenant during the Term of this Lease and shall remain on the Premises at all times during the Term of this Lease, except as otherwise provided in the Lease and upon termination shall become the property of Landlord; provided, however, that Tenant shall replace or dispose of (after giving Landlord a reasonable opportunity to remove such improvements from the Premises) any such improvements which become obsolete for Tenant’s business operations, or which become inoperable or inefficient due to normal wear and tear.

3.4                                 Landlord Audit Right.  At Landlord’s request, Tenant shall deliver to Landlord a detailed statement of the costs of construction of the Tenant Improvements within thirty (30) days after the Substantial Completion of the tenant Improvements.  Upon request, Tenant shall furnish to Landlord any further information, documents or materials related to the work or the cost thereof in Tenant’s possession or control.  Tenant shall maintain records of all costs of construction of the Tenant Improvements.  Landlord shall have the right to inspect all such records upon reasonable prior notice within thirty (30) business days after Tenant’s statement is received.  Tenant shall cooperate in good faith with Landlord and the Landlord’s accountant to provide the information upon which the Landlord’s certification of the costs of construction is to be based.  If such certification of the actual costs of construction of the Tenant Improvements discloses that such costs of construction were overstated, such overstated amount shall be promptly refunded to Landlord, and if overstated by more than five percent (5%), then Landlord’s reasonable out-of-pocket costs for the performance of the review of Tenant’s books and records shall be paid for by Tenant.

3.5                                 Unused Allowances.  In the event Tenant does not utilize all of the T.I Allowance or the Relocation Allowance, such amounts shall be forfeited by Tenant without any reduction or credit against Tenant’s Lease payment obligations.

SECTION 4

MISCELLANEOUS

4.1                                 Representatives.  Landlord hereby appoints Roger Simsiman of Equus Realty Advisors, Inc. (“Landlord’s Representative”) to act as the Landlord’s Representative in all matters covered by this Agreement.  Tenant hereby appoints Kirt Gilliland of Irving Hughes (“Tenant’s Representative”) to act as Tenant’s Representative in all matters covered by this Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Agreement will be made to Landlord’s Representative or Tenant’s Representative, as the case may be. Either party may change its representative under this Agreement at any time by giving ten (10) days written notice to the other party delivered in accordance with the notice provisions of the Lease..

4.2                                 Contractor’s Warranties and Guaranties.  Tenant hereby assigns to Landlord all warranties and guaranties by General Contractor relating to the Tenant Improvements and shall cause Landlord to be named a third-party beneficiary under the construction agreement with the General Contractor, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

4.3                                 Tenant’s Covenants.  Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Architect or General Contractor, and their respective employees, agents, vendors and sub-contractors, on the Premises or in the Building.  Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the County Recorder of the San Diego County in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant’s agent for such purpose.  In addition, immediately after the Substantial Completion of the Premises, Tenant shall have prepared and delivered to the Building a copy of the “as built” plans and specifications (including all working drawings) for the Tenant Improvements.

4.4                                 Meetings.  Tenant’s and Landlord’s Representatives shall hold regular meetings at a reasonable time (but in no event to be required more often than weekly), with the Architect and the General Contractor regarding the progress of construction of the Tenant Improvements, which meetings shall be held at a location designated by Tenant on the Project site, or as otherwise mutually agreed by Landlord and Tenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings.  In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.  One such meeting each month shall include the review of General Contractor’s current request for payment.

4.5                                 Labor Harmony.  Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Project common areas.

4.6                                 Time of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

4.7                                 Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in this Lease, if an event of an economic default as described in the Lease, or an economic default by Tenant under this Tenant Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the T.I. Allowance and/or Landlord may cause the General Contractor to cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the Substantial

Completion of the Premises caused by such work stoppage and such stoppage shall not be a Landlord Delay), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Work Letter Areement to be effective as of the Effective Date of the Lease.

TENANT:		LANDLORD:

DOT HILL SYSTEMS CORPORATION, a Delaware corporation		EQUASTONE 2200 FARADAY, LLC, A Delaware limited liability company

By:	/s/ James L. Lambert	By:	Equastone Faraday, LLC,
Name:	James L. Lambert		a Delaware limited liability company,
Its:	Chief Executive Officer		its Manager

By:	/s/ Preston S. Romm		By:	Equastone Manager, LLC,
Name:	Preston S. Romm			a Delaware limited liability
Its:	Chief Financial Officer			company, its Manager

				By:	/s/ Chad M. Carpenter
				Name:	Chad M. Carpenter
				Its:	President and CEO

				By:	/s/ Roger C. Simsiman
				Name:	Roger C. Simsiman
				Its:	Chief Operating Officer

SCHEDULE 1

PROJECT SCHEDULE

1.                                       Tenant agrees that Landlord (and its contractor, as appropriate) may participate in periodic project meetings with Tenant’s representatives and the architect as the Plans are developed in order to keep informed with respect to progress of the design and to contribute information in aid of the design.

2.                                       Tenant shall provide Landlord with a final set (including final mechanical, electrical and plumbing plans) of Preliminary Construction Documents on or before forty-five (45) days after Landlord and Tenant execute this Lease.  Landlord shall approve or disapprove the Preliminary Construction Documents within ten (10) business days after receipt.  If Landlord disapproves of the Preliminary Construction Documents, Landlord shall specify the matters to which it objects.

3.                                       Tenant shall submit an application to the City of Carlsbad for a building permit within five (5) days after Tenant’s receipt of Final Construction Documents approved by both parties.

4.                                       Tenant shall commence construction of the Tenant Improvements within ten (10) days after the City of Carlsbad issues the building permit.

EXHIBIT “D”

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of                        , 20   , by and between EQUASTONE 2200 FARADAY, LLC (herein called “Landlord”), and DOT HILL SYSTEMS CORPORATION (herein called “Tenant”).

Recitals:

A.                                   Landlord and Tenant are parties to that certain Lease, dated for reference September 1, 2005 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 58,452 square feet at the building located at 2200 Faraday Avenue, Carlsbad, California.

B.                                     Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.                                     Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Expiration Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.                                       The actual Commencement Date is                                  .

2.                                       The actual Expiration Date is                                  .

3.                                       Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written. **

TENANT:	LANDLORD:

DOT HILL SYSTEMS CORPORATION, a Delaware corporation	EQUASTONE 2200 FARADAY, LLC, a Delaware limited liability company

By:	By:	Equastone Faraday, LLC,
Name:		a Delaware limited liability company,
Its:		its Manager

By:		By:	Equastone Manager, LLC,
Name:			a Delaware limited liability
Its:			company, its Manager

By:
Name:
Its:

By:
Name:
Its:

EXHIBIT “E”

RULES AND REGULATIONS

1.                                       No sign, placard, picture, advertisement, name or notice (collectively referred to as “Signs”) shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord’s sole discretion.  All signs or lettering on doors shall conform to Landlord’s sign criteria for the Building.  All approved Signs shall be printed, painted, affixed or inscribed at Tenant’s expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant’s expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant’s expense and without notice.

2.                                       If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use.  No awning shall be permitted on any part of the Premises.  Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3.                                       Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord.  Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

4.                                       If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant.  No boring or cutting for wires will be allowed without the prior written consent of Landlord.  Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed.  The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

5.                                       Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

6.                                       Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building or in any other area of the Project without Landlord’s prior written consent which consent shall be in Landlord’s sole discretion.

7.                                       Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof.  Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord.  Tenant shall repair any damage resulting from noncompliance with this rule.

8.                                       No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

9.                                       Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve.  Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

10.                                 Tenant shall not use the name of the Building or the Project or any photograph or other likeness of the Building or the Project in connection with or in promoting or advertising Tenant’s business except that Tenant may include the Building or the Project name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building or the Project.

11.                                 All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

12.                                 Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

13.                                 Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

14.                                 Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written consent.

15.                                 No person shall go on the roof without Landlord’s permission.

16.                                 Tenant shall not permit any animals, other than seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the property.

17.                                 Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

18.                                 These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building or the Project.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

19.                                 Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order in and about the Building and the Project.  Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted.  Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

20.                                 Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

21.                                 Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

22.                                 Any directory of the Building or the Project, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names.

23.                                 Canvassing, soliciting, distribution of handbills or any other written material in the Building or the Project is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or the Project without the written consent of Landlord.

24.                                 Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building or the Project shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

25.                                 Driveways, sidewalks, halls, passages, exits, entrances and stairways (“Access Areas”) shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Project or its tenants.

26.                                 Landlord reserves the right to designate the use of parking areas and spaces.  Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant’s guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner’s expense. Vehicles parked overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner’s expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

27.                                 No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant’s own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

28.                                 During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants.  All products, materials or goods must be stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

29.                                 Tenant shall comply with all documents, instruments and covenants recorded against the Project at any time.

30.                                 Subject to compliance with the rules and regulations set forth below so long as the Lease to which this Exhibit is attached remains in effect, Tenant or persons designated by Tenant shall be entitled to non-exclusive use of One Hundred Seventy Five (175) unreserved surface parking areas located at the Project.  All persons utilizing the Project parking facilities shall comply with the rules and regulations set forth below.  Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the Project parking as it deems necessary.  Landlord may refuse to permit any person who violates the rules and regulations to park in the Project parking facilities.  Any violation of this Parking Agreement shall subject the violator’s car to removal from the Project parking facilities at the violator’s expense.

(a)                                  Cars must be parked entirely within the stall lines painted on the floor.

(b)                                 All directional signs and arrows must be observed.

(c)                                  The speed limit shall be 5 miles per hour.

(d)                                 Parking is prohibited:

(1)                                  In areas not striped for parking;

(2)                                  In fire lanes;

(3)                                  Where “no parking” signs are posted;

(4)                                  In cross-hatched areas; and

(5)                                  In such other areas as may be designated by Landlord.

(e)                                  Every parker is required to park and lock his or her own car.  All responsibility for theft and/or damage to cars, other personal property or persons is assumed by the parker.

(f)                                    No more than one vehicle may be parked in any one parking space.   Washing, waxing, cleaning or servicing of any vehicle by a parker and/or his agents is prohibited.

EXHIBIT F

TELECOMMUNICATIONS RULES

These Telecommunications Rules apply to Tenant’s use of the Building outside of the Premises, including, without limitation, the telecommunications closets (each, a “TC”) on each floor of the Building.  Any questions about what is allowed in the Building should be directed to Landlord’s property manager.

A.                                    WRITTEN AGREEMENT REQUIRED.

1.                                       Tenant will be required to secure Landlord’s property manager’s approval in writing before installing any cable or wire outside the Premises.

2.                                       Before any new installations are commenced, even if Tenant has existing facilities in the Building, either Tenant or Tenant’s telecommunications provider must execute the Telecommunications License Agreement in the form attached to the Lease as Exhibit I.  Wires or cable installed without such agreement are subject to removal by Landlord’s property manager, at Tenant’s sole cost.

3.                                       Neither Landlord, its property manager nor any of their respective employees, contractors or agents will be responsible for any damage or theft to Tenant equipment.

B.                                    INSTALLATION AND OTHER WORK.

1.                                       Tenant shall give Landlord’s property manager prior notice, in writing or by email, of all times that Tenant will work in or will have work done in the TC or outside the Premises.  Such notice shall include the purpose and detail of the work to be done, as well as the day and time the work will be performed.

2.                                       All welding and/or core drilling or installation of equipment on the roof must be approved by Landlord’s property manager in writing prior to any of the work being started.  Landlord’s property manager will require drawing(s) and detailed information on any welding and/or core drilling or installation of equipment on the roof.  Landlord’s property manager requires a minimum of one (1) week for this review process.  All floors requiring core drilling must be x-rayed to determine placement of core drill locations.  Landlord’s property manager reserves the right, in its sole and absolute discretion, to deny approval of any requested core drilling or welding, and the Landlord’s property manager will have the right to supervise any and all such drilling and/or welding.

C.                                    LOCATION OF EQUIPMENT.

1.                                       No Tenant-owned or leased telecommunications equipment (i.e., PBXs key service units, hubs, bridges, amplifiers/paging equipment, routers, cable TV, security systems, patch panel or storage of any kind) shall be located in a TC.  The TC’s are not designed to handle the operation of electronic computing or communication equipment, but only to allow Tenant’s to connect to carrier or provider service.

2.                                       All telecommunications equipment (including blocks and brackets) owned and controlled by Tenant shall be located in the Premises, and Tenant will be solely responsible for control of access to, security of and maintenance of such equipment.  Notwithstanding the foregoing, if Tenant has already installed its equipment in a TC, it will not be required to remove it, but if Tenant relocates or expands its Premises within the Building, it will be required to move its telecommunications equipment into the Premises.

3.                                       All station wiring for individual telephones, fax machines, modems, Local Area Networks (each a “LAN”) and similar equipment will be terminated within the Premises.  No LAN equipment, such as concentrators and patch panels, will be installed in a TC.

4.                                       Any equipment to be placed on the roof must be approved in writing by Landlord’s property manager as to weight, specification, placement, mounting assembly and any other pertinent features.  Any roof penetrations require the written approval of Landlord’s property manager with the work to be performed by Landlord’s property manager’s designated roofing contractor, and supervised by the Building’s chief engineer, all at Tenant’s expense.

D.                                    SPECIFICATIONS.

1.                                       If Tenant has not yet occupied the Premises, Tenant will install, or cause to be installed, at Tenant’s sole cost, a minimum of 3/4” non-combustible plywood back board for mounting wiring blocks, telephone system and other peripheral equipment.  The backboard is required to be painted with two coats of fire retardant paint matching the Tenant’s room decor.  A wall-to-floor mounted rack designed for this purpose may be substituted for the back board.  Tenant will be responsible for all costs.

2.                                       Tenant shall provide a minimum of one plenum-rated 25-pair cable for connecting its equipment room to the floor TC.  For building housekeeping reasons and management of the Premises, only cables with 25-pair or more cables will be permitted to connect the Premises and a floor TC.  Each such cable (a) shall be supported and attached in an approved manner and meet all requirements for firewall penetration, (b) be equipped with a “male” 50-pin connector at the TC end and (c) be plugged into a standard RJ21X block with an orange-hinged cover.  This block shall be labeled with Tenant’s name and suite number(s), and each circuit shall be properly labeled.

3.                                       All Tenant horizontal cabling installed within the Premises shall be installed as per TIA/EIA 568-A standards unless otherwise approved in writing by the Landlord’s property manager.

4.                                       All wire and cable installed above ceilings shall be plenum-rated, be properly supported or attached to the Building on their own hangers designed specifically for low voltage wire support, and be labeled with Tenant’s name, contact person and telephone number.  Tenant will install, or cause to be installed, all wires, cables and their connections installed in compliance with all applicable governmental codes, rules, regulations and laws.

5.                                       Tenant will cause all new installations in common areas of the Building to be contained in raceway (EMT or rigid conduit) with the outside of the raceway properly located in accordance with the aforementioned standards.  Tenant can be exempt from using raceway if and only if such exemption is specifically contained in a written license agreement referred to above in Section A.2 of this Exhibit F.

6.                                       If a pull box is required because of distances or bends, a locking pull box must be installed.  The pull box must identify Tenant, the pull box’s contents and a contact person.

E.                                      PLANS AND DIAGRAMS.

1.                                       In accordance with Section 42.5 of the Lease, if Landlord suffers or permits any of Tenant’s or its Telecom Provider’s telecommunications wiring to remain in the Building upon the expiration or earlier termination of the Lease, Tenant shall provide Landlord’s property manager with a wiring diagram (including a riser diagram) of the Premises showing all cable numbers and locations of any such remaining cable systems, and with a set of as-built drawings of such cable systems equipment and other non-wiring improvements.

2.                                       Tenant shall provide to the Landlord’s property manager with a diagram of any existing cabling in the Premises, showing locations and numbers, prior to the space being vacated.

F.                                      REMOVAL.

1.                                       Wires and cables installed by or for Tenant shall be removed at the expense of Tenant at the end of the Term, unless Landlord agrees otherwise in writing.

2.                                       Any unidentified or terminated cable and/or equipment located in the Building and outside of a tenant’s premises, including in a TC or on the roof, becomes the property of Landlord and, as such, can be removed and disposed by Landlord’s property manager at its sole discretion.

G.                                    GENERALLY.

1.                                       Tenant and its employees, contractors and agents will comply with the Landlord’s property manager ‘s sign-out/sign-in system for access to the TC’s and/or the roof.

2.                                       All capitalized terms not defined herein have the meanings given them in the Lease.  In the event of any conflict or ambiguity between the terms of these Rules and the Lease, the terms of the Lease will govern.

3.                                       These Rules may be updated, amended or otherwise modified from time to time in the discretion of Landlord.

4.                                       All contractors will comply with the Building contractor’s rules and regulations.

EXHIBIT I

TELECOMMUNICATIONS LICENSE AGREEMENT

This License Agreement (the “Agreement”) made as of                            ,         , between EQUASTONE 2200 FARADAY, LLC, a Delaware limited liability company, with a management office at Equus Realty Advisors, LLC, 800 Silverado Street, Suite 300, La Jolla, California 92037 (“Licensor”), and                                        , a                            , with an office at                                                                                   (“Licensee”).

WHEREAS, Licensor recognizes that Licensee is authorized to provide public utility telecommunications services in the building owned by Licensor located at 2200 Faraday Avenue, Carlsbad, California (the “Building”) under the conditions described herein;

WHEREAS, the parties hereto wish to provide for the terms and conditions relating to the provision of such services.

NOW, THEREFORE, in consideration of the mutual covenants herein expressed and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensee and Licensor agree as follows:

1.                                      Grant.

1.1.1                        Licensor hereby grants to Licensee a non-exclusive license (the “License”) to install, operate, maintain, repair and replace fiber optic cable and associated equipment (the “Facilities”) within portions of the Building, limited to location of the equipment and cable as described herein within the Building.  Notwithstanding the foregoing or any other term of this Agreement, if the Facilities are not completely installed in the Building by no later than six (6) months after the date of this Agreement, the license granted herein shall terminate automatically and Licensee shall promptly remove any and all equipment located in the Building and have no further rights hereunder.

1.1.2                        Licensor shall provide approximately       square feet of floor space located in the Building in a vacant location reasonably acceptable to Licensor and Licensee.  Said floor space, together with all other locations wherein the Facilities are located within the Building are referred to herein as the “Equipment Space.”  The rental charge for the Equipment Space shall be $         per month during the Initial Term (defined below in Section 9), payable on the first day of each month.  The Equipment Space will be used by Licensee as the Building service site.

1.1.3                        The Equipment Space shall include reasonable access to vertical and horizontal shafts within the Building to enable Licensee to provide Licensee’s public utility telecommunications services to occupants of the Building, provided, however, that Licensee agrees not to interrupt or interfere with any existing tenants’ business or other telecommunications provider operating within the Building.

1.1.4                        Following notice to and approval of Licensor, as set forth in Section 4 herein, Licensee shall have reasonable right of access to the Building and the right to construct, where necessary and at its expense, building point of entry and conduit facilities associated with installing the Facilities in the Building.

1.1.5                        Licensee shall have the right to permit tenants of the Building to locate such tenant’s telecommunications equipment in the Equipment Space, with all such access controlled by and the responsibility of Licensee.

1.1.6                        The License granted herein is not exclusive and is subject to termination as provided herein.  Licensor hereby reserves the right to grant, renew or extend similar licenses to others on such terms and conditions as Licensor desires.

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1.1.7                        Nothing contained herein shall be construed as granting to Licensee any property or ownership rights in the Building or to create a partnership or joint venture between Licensor and Licensee.

2.                                      Use.  Licensee shall use the Facilities installed within the Building solely to provide public utility telecommunications services to or for the benefit of tenants of the Building and to no other party or parties (with such restriction being deemed to include but not limited to other telecommunication companies), and for no other use or purpose.

3.                                      Electric Utilities.  At the request of the Licensor, Licensee shall pay the cost associated with the installation of a separate electrical panel and meter for the Facilities in the Equipment Space and shall be responsible for the electrical and any HVAC costs attributable to such Facilities in excess of that typically provided to tenants in the Building.

4.                                      Construction.  Prior to the commencement of any work, Licensee shall, at its sole cost and expense, prepare and deliver to Licensor working drawings, plans and specifications (the “Plans”), detailing the location and size of the Facilities and specifically describing the proposed construction and work including the route from the fiber optic network in the street to the Building.  No work shall commence until Licensor has approved the Plans, which approval will not be unreasonably withheld or unduly delayed.  Upon receipt, Licensor shall have fifteen (15) days to review and approve the Plans.  Subject to all governmental laws, rules and regulations, Licensee shall:

4.1.1                        perform such construction in a safe manner consistent with the Plans and generally accepted construction standards;

4.1.2                        perform such construction and work in such a way as to not cause interference with the operation of the Building;

4.1.3                        obtain, prior to the commencement of any construction and work, necessary federal, state and municipal permits, licenses and approvals; and

4.1.4                        provide insurance certificates as required by Licensor providing for the insurance coverages as required herein and naming Licensor and parties designated by Licensor as additional insureds under Licensee’s insurance.

5.                                      Licensee’s Covenants.  Licensee hereby covenants and agrees:

5.1.1                        to keep the Facilities in good order, repair and condition throughout the Term (as hereinafter defined) and promptly and adequately repair all damage to the Building caused by Licensee, other than ordinary wear and tear;

5.1.2                        to comply with federal, state and municipal laws, orders, rules and regulations applicable to the Facilities;

5.1.3                        not to disrupt, adversely affect or interfere with other providers of services in the Building or with any occupant’s use and enjoyment of his leased premises or the common areas of the Building;

5.1.4                        Upon expiration of the Term, or upon earlier termination of this Agreement, Licensee shall quit and surrender possession of the Equipment Space to Licensor in as good order and condition as when Licensee took possession and as thereafter improved by Licensee, reasonable wear and tear excepted.  Upon such expiration or termination, Licensee shall, without expense to Licensor, promptly remove or cause to be removed all Facilities and personal property of Licensee and repair any damage caused thereby and remove all debris and rubbish as directed by Licensor.  Any Facilities not so removed within sixty (60) days after termination shall, at Licensor’s option, become property of Licensor.

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6.                                      Facilities.  The Facilities, and any other personal property in the Building which belongs to Licensee, shall be there at the sole risk of Licensee, and Licensor shall not be liable for damage thereto or theft, misappropriation or loss thereof, unless caused solely by Licensor’s negligence or wilful misconduct and such damage or loss is not covered by Licensee’s insurance required to be maintained under the terms of this Agreement.

7.                                      Condition of Equipment Space and Building.  Licensor makes no warranty or representation that the Building is suitable for the use described in Section 2 of this Agreement, it being assumed that Licensee has satisfied itself thereof.  Licensee has inspected the Building, accepts the same “as is” and agrees that Licensor is under no obligation to perform any work or provide any materials to prepare the Building for Licensee.

8.                                      Access.  Licensor shall provide Licensee reasonable access to the Building, twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year, so that Licensee may perform installation, operation, maintenance, replacement and repair functions all in accordance with Licensor’s rules and regulations.  Licensee will check in with Building security personnel prior to any inspection or commencement of any such work.

9.                                      Term.  Commencing on the date first written above, this Agreement shall have a term of                       (  ) years.  The License granted hereby may not be revoked during the Term, except as provided in Section 15 and in the Addendum (as described below).

10.                               Relocation of Equipment.  Licensor reserves the right to cause Licensee to relocate the Facilities of Licensee contained within the Equipment Space to other areas during the Term of this Agreement at Licensor’s discretion provided that (i) Licensor shall supervise the relocation, (ii) any and all costs of such relocation shall be borne by Licensor and (iii) Licensor acknowledges that Licensee needs to provide telecommunication services to its customers and Licensor agrees that any such relocation shall be made in conjunction with Licensee and in a manner so as to avoid any material, adverse interruption in the services provided by Licensee.

11.                               Insurance.

11.1                           Licensee shall during the entire Term maintain, at Licensee’s expense, the following insurance coverage:

11.1.1                  Commercial General Liability Insurance for personal injury and property damage claims arising out of Licensee’s occupation or use of the Equipment Space and from its business operations, and including liability arising under any indemnity set forth in this Agreement in amounts of not less than $5 million for each occurrence and $5 million for all occurrences each year.

11.1.2                  The Licensee will maintain in force all required workers’ compensation or other similar insurance pursuant to all applicable state and local statutes.

If Licensee at any time fails to maintain the insurance as required herein, Licensor shall have right and option, but not the obligation, to maintain any or all of the insurance which is required in this Section 11.1 at Licensee’s expense.

11.2                           The minimum insurance requirements set forth in this Agreement shall not limit the liability of Licensee under this Agreement.  The Licensor, and any parties specified by the Licensor, shall be named as additional insured under the Licensee’s insurance.  All insurance companies providing insurance pursuant to this Section 11 shall be rated at least A-XII in the Best’s Key Rating Guide and shall be otherwise reasonably acceptable to Licensor and licensed and qualified to do business in the State of California.  Insurance provided by the Licensee shall be primary as to all covered claims and any insurance carried by Licensor is not excess and is non-contributing.  Licensee’s insurance policies must not be cancelable or modifiable except upon thirty (30) days prior written notice to Licensor and any specified mortgagee of Licensor.  Copies of the original certificates, as well as endorsements, of insurance with respect to each policy shall be delivered to the Licensor or its agent upon execution of this Agreement, and thereafter, at least thirty (30) days before the expiration of each existing policy.

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11.3                           Licensor has the right at any time, but not the obligation, to change, cancel, decrease or increase any insurance required or specified under this Agreement, but in no event shall any such increased amounts of insurance or such other reasonable types of insurance be in excess of that required by comparable landlords in Southern California.  Licensor at its option may obtain any of the required insurance directly or through umbrella policies covering the Building and other assets owned by Licensor.

11.4                           Licensee releases Licensor and its agents and employees from all liability, or anyone claiming through or under them, by way of subrogation or otherwise, for any loss or damage to property caused by or resulting from risks insured against this Agreement, pursuant to insurance policies carried by the parties which are in force at the time of the loss or damage or required to be carried hereunder.  Licensee will request its insurance carrier to include in policies provided pursuant to this Agreement an endorsement recognizing this waiver of subrogation.

12.                               Liens.  Licensee shall be responsible for the satisfaction or payment of any liens for any provider of work, labor, material or services claiming by, through or under Licensee.  Licensee shall also indemnify, hold harmless, defend and protect Licensor against any such liens, including the reasonable fees of Licensor’s attorneys.  Such liens shall be discharged by Licensee within thirty (30) days after notice of filing thereof by bonding, payment or otherwise, provided that Licensee may contest, in good faith and by appropriate proceedings, any such liens, so long as there is no cloud on the Building’s title during and/or as a result of such contest.

13.                               Performance at Work.  Licensee may contract or subcontract any portion of construction and/or installation work within the Building contemplated by this Agreement to any person or entity competent to perform such work; provided, however, that Licensor has reasonable approval rights regarding such contractors and subcontractors, and if Licensor objects to any such person or entity, Licensee shall contract or subcontract with another person or entity approved by Licensor.  In no event shall such subcontract relieve Licensee of any of its obligations under this Agreement.

14.                               Events of Default.  Each of the following occurrences shall constitute an “Event of Default” under this Agreement:

14.1.1                  Failure of Licensee to pay any monetary or other obligation within five (5) days of when due.

14.1.2                  If Licensee abandons or deserts the Facilities after written notice from Licensor during the Term hereof for a period of more than ten (10) consecutive days or Licensee removes from the Building (and does not immediately replace or substitute equipment for) all of the Facilities.

14.1.3                  Interference caused to pre-existing telecommunications facilities of Building systems by the installation, operation, maintenance, replacement or repair of Licensee’s Facilities, or interference caused by any changes made by Licensee in its Facilities, where not cured within five (5) days after written notice to Licensee.

14.1.4                  Failure of Licensee to comply with any other provision herein within fifteen (15) days after written notice from Licensor.

15.                               Termination: Remedies.  If the Licensee shall have failed to cure the Event of Default within the applicable cure period, if any, Licensor may elect to terminate this Agreement, whereupon Licensee shall forthwith remove its Facilities from the Equipment Space and elsewhere in the Building in a neat and orderly manner and as of the date of such removal neither party shall have any claim against the other, except for claims that may have arisen prior to such termination, or provisions of this Agreement which survive termination and this Agreement shall be deemed terminated and of no further force and effect.

16.                               Assignment.  Licensee shall not assign or transfer this Agreement without the written consent of Licensor, which consent will not be unreasonably withheld or unduly delayed; except that, upon fifteen (15) days prior written notice to the Licensor, Licensee may, without obtaining Licensor’s prior consent, make such

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assignment to: (a) any firm or corporation which Licensee controls, is controlled by or is under common control with; (b) any partnership in which Licensee has controlling interest; or (c) to any entity which succeeds to all or substantially all of Licensee’s assets whether by merger, sale or otherwise; provided that the assignee assumes in full the obligation of Licensee under this Agreement and further provided that Licensee shall not be released and shall remain liable for the full performance of all of the terms and conditions of the Agreement by any such assignee.

17.                               Notice.  Every notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) if mailed, three (3) business days after mailed by certified or registered mail, returned receipt requested, or (ii) upon receipt if by personal delivery or telecopy or (iii) the next business day if sent by overnight service, to the party’s address set forth in the introductory paragraph of the Agreement.  Either party may change its address for the purpose of notice hereunder by providing the other party with notice of the new address in writing.

18.                               Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California.

19.                               Interference.  Licensee warrants and represents that neither its equipment nor the installation thereof will interfere with the computer, software, communication, information or other electronic equipment or systems of any other tenant or telecommunications provider or occupant of the Building.  If Licensor demonstrates that Licensee is the source of the interference, Licensee shall immediately stop the operation of its equipment and systems until such interference is cured, and if necessary, pay any and all cost incurred by the interference with the affected party(ies).

20.                               Insurance Rates.  If any equipment, installation or activity of Licensee within the Building shall increase Licensor’s insurance rates Licensee shall upon demand promptly pay to the Licensor the amount of such increase for each insurance policy term during the Term of this Agreement.

21.                               Addendum to License Agreement.  The Addendum to License Agreement (“Addendum”) attached hereto is incorporated herein and made a part hereof by this reference.  In the event of any inconsistency between the terms and provisions of this Agreement and the Addendum, the Addendum shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Licensor:

EQUASTONE 2200 FARADAY, LLC, a Delaware limited liability company

By:	Equastone Faraday, LLC,
a Delaware limited liability company,
its Manager

By:
Name:
Its:

Licensee:

By:
Name:
Its:

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ADDENDUM TO TELECOMMUNICATIONS LICENSE AGREEMENT

This Addendum to Telecommunications License Agreement (“Addendum”) is attached to and made a part of that certain Telecommunications License Agreement dated as of                           ,              by and between EQUASTONE 2200 FARADAY, LLC, a Delaware limited liability company(“Licensor”), and                           , a                           , (“Licensee”) (the “Agreement”).  In addition to the terms and conditions of the Agreement, Licensor and Licensee agree as follows:

1.                                      Interference.  If any third party or any other licensee shall interfere with the enjoyment by Licensee of the rights granted under this Agreement, Licensee shall have the right to take appropriate action against such interfering party or to terminate this Agreement upon thirty (30) days prior written notice to Licensor provided, however, that Licensor shall not be liable in any manner to Licensee for any expenses or damages which it may suffer as a result of such interference and/or termination of this Agreement by Licensee.

2.                                      Indemnification and Exculpation.  To the fullest extent permitted by law, Licensee hereby agrees to indemnify, defend and protect Licensor and Licensor’s partners, officers, affiliates, agents and employees (collectively the “Licensor Parties”) against and hold Licensor and Licensor Parties harmless from any and all costs (including reasonable attorneys’ fees and costs both incurred in connection with the matters described herein and incurred in enforcing Licensee’s obligations and agreements in this Section 2), claims, losses, proceedings, liabilities, expenses or causes of action (collectively “Liabilities and Costs”) which allegedly result from or arise out of or are in connection with (i) any act, or omission or negligence of Licensee or any of Licensee’s contractors, licensees, agents or employees wheresoever the same may occur, or (ii) any use of any areas of the Building or adjacent areas by Licensee including, but not limited to, Liabilities and Costs which result from or arise out of or are in connection with Licensee’s conduct of its business and related matters, or (iii) any accident, injury, death or damage to any person or property occurring in, on or about the Building that is allegedly caused by Licensee or Licensee’s contractors, agents or employees or Licensee’s equipment, or the operation of Licensee’s business, or (iv) any default by Licensee under this Agreement.  In no event shall Licensor be responsible to Licensee for any loss or interruption of use of Licensee’s business operations as a result of interruption of utilities, or otherwise, Licensee acknowledging and agreeing that Licensee, will maintain business interruption insurance to protect itself against such events.  To the fullest extent permitted by law, Licensee waives all claims in law, equity or otherwise against Licensor and Licensor Parties arising out of, and knowingly and voluntarily assumes the risk of, and agrees that Licensor and Licensor Parties shall not be liable to Licensee for any injury or death of any person or loss of, injury or damage to or destruction of any property of Licensee, including the resulting loss of use, economic losses and consequential damages of any kind from any cause, providing that the foregoing exculpation shall not apply to claims against Licensor or Licensor Parties to the extent that a final judgment of a court of competent jurisdiction establishes that the injury, loss, damage or destruction was approximately caused by Licensors’ or Licensor Parties’ negligence or willful injury, subject to the other provisions of this Agreement.

3.                                      Licensor Right to Terminate.  In addition to any termination rights of Licensor in Section 15 of the Agreement, Licensor shall also have the right to terminate this Agreement in the event (i) of any damage or destruction to the Building or project of which the Building is a part, where Licensor elects not to rebuild or where it is not feasible in Licensor’s judgment to continue this Agreement, (ii) of any condemnation including the Building or project of which the Building is a part, where it is not feasible, in Licensor’s judgment, to continue this Agreement.

4.                                      Rules and Regulations.  Licensee will comply with all rules and regulations of the Building as reasonably enacted by Licensor from time to time.

5.                                      Alterations by Licensee.  Licensee agrees that Licensee will not make any alterations to the raceways or equipment space without the prior written consent of Licensor.  Licensee shall not place signs in any of the doors or corridors leading to the raceways or equipment space or elsewhere in the Building without first obtaining the prior consent of Licensor.  Licensor shall have the right at its option, at Licensee’s costs, to remove such signs placed by Licensee without Licensor’s prior written consent.

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6.                                      Protection of Equipment.  Licensee acknowledges that interruptions in utility services are not uncommon in facilities such as the Building and that any sensitive electronic equipment which may be used in the raceways or equipment space will be protected by Licensee from utility service interruptions through use of backup power supplies, surge protectors and other appropriate safety systems.  Licensee acknowledges that it has taken all precautionary steps that it deems necessary to protect such equipment in the Building.

7.                                      Security.  Licensee understands that the equipment space, if any, must be kept locked and secured at all times and that the electrical or telephone rooms must not be available or open to the public.  If Licensor maintains limited access to the Building at any time, Licensee shall be provided with means of access (such as by way of keys, or card entry system).  Licensor may charge a reasonable deposit for each key or entry card.  Licensor shall have no liability to Licensee, its employees, agents or invitees due to theft or burglary or for damages done by unauthorized persons in the equipment or mechanical rooms of the Building.  Licensee shall fully cooperate with Licensor’s efforts to maintain security in the Building and shall follow all regulations promulgated by Licensor with respect thereto.  Licensee further agrees to surrender all keys or entry cards upon expiration or earlier termination of this Agreement.

8.                                      Connections to Public Streets, Utilities or Other Buildings.  Licensee acknowledges that Licensor has no obligation to ensure or guarantee Licensee necessary connections to public streets, utilities, or adjacent buildings that may be necessary for the operation of Licensee’s telecommunications equipment in the Building.  It is solely the responsibility of Licensee to negotiate agreements with public utilities or third parties for these connections.  Notwithstanding the above, in areas owned, controlled or managed by Licensor within the immediate area of the Building, Licensor shall provide Licensee access necessary for operation of Licensee’s telecommunications equipment.

9.                                      Hazardous Substances.

9.1                                 Prohibition of Use.  Licensee shall not cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on or in the Building by Licensee, Licensee’s agents, employees, contractors, or invitees without first obtaining Licensor’s written consent.  If Hazardous Substances are used, stored, generated, or disposed of on or in the Building except as permitted above, or if the Building becomes contaminated in any manner for which Licensee is legally liable, Licensee shall protect, indemnify, defend and hold harmless the Licensor and Licensor Parties from any and all claims, damages, protect, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in value of the Building, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, litigation expenses, attorneys’ fees, consultant, and expert fees) of whatever kind or nature, known or unknown, contingent or otherwise, arising during or after the Term of this Agreement and arising as a result of that contamination by Licensee.  This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision.  Without limitation of the foregoing, if Licensee causes or permits the presence of any Hazardous Substance on the Building and that results in contamination, Licensee shall promptly, at its sole expense, take any and all necessary actions to return the Building to the condition existing prior to the presence of any such Hazardous Substance in the Building.  Licensee shall first obtain Licensor’s approval for any such remedial action.  The provisions of this Paragraph shall be in addition to any other obligations and liabilities Licensee may have to Licensor at law or equity and shall survive the transactions contemplated herein and shall survive the termination of this Agreement.

9.2                                 Definition.  As used herein, “Hazardous Substance” means any substance that is toxic, ignitable, reactive, or corrosive and that is now or hereafter regulated by any local government, the State of California, or the United States Government.  “Hazardous Substance” includes any and all material or substances that are defined as “hazardous waste,”  “extremely hazardous waste,” or a “hazardous substance” pursuant to state, federal, or local governmental law.  “Hazardous Substance” includes, but is not restricted to, asbestos, polychlorobiphenyls (“PCB’s”), and petroleum.

9.3                                 Containers.  Any Hazardous Substance permitted as provided in Paragraph 10.1 and all containers therefor, shall be used, kept, stored, and disposed of in a manner that complies with all federal, state, and local laws or regulations applicable to Hazardous Substance.

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9.4                                 Releases.  Licensee shall not discharge, leak, or emit, or permit to be discharged, leaked, or emitted, any material into the atmosphere, ground, sewer system, or any body of water, if that material (as is reasonably determined by the Licensor, or any governmental authority) does or may pollute or contaminate the same, or may adversely affect (a) the health, welfare, or safety of persons, whether located in the Building or elsewhere, or (b) the condition, use or enjoyment of the Building or any other real or personal property.

9.5                                 Hazardous Substance List.  At the commencement of each year, Licensee shall disclose to Licensor the names and approximate amounts of all Hazardous Substance that Licensee intends to store, use, or dispose of in the Building in the coming year, if any.  In addition, at the commencement of each year, beginning with the second year, Licensee shall disclose to Licensor the names and amounts of all Hazardous Substances that were actually used, stored, or disposed of in the Building if those materials were not previously identified to Licensor at the commencement of the previous year.

10.                               Estoppel Certificates.  Within ten (10) days following a request by Licensor, Licensee shall execute and deliver to Licensor an estoppel certificate containing such information as reasonably requested by Licensor, Licensor’s mortgagee or prospective mortgagee or any prospective investor or purchaser of the Building.  The failure of Licensee to timely execute and deliver such estoppel certificate shall constitute a default under this Agreement.

11.                               Subordination.  As this Agreement is a license, the License granted herein shall be subject and subordinate to any and all matters whether or not of record, including but not limited to, any covenants, conditions and restrictions or the lien of any mortgage or deed of trust now existing or hereafter executed in any amount for which the Building or any portion of the project of which the Building is a part.  At the election of any party which constitutes a successor in interest to Licensor, Licensee shall, notwithstanding any subordination, attorn to and become the Licensee of such successor in interest.  In addition to the foregoing, Licensee covenants and agrees to execute and deliver within five (5) days after request by Licensor, in the form requested by Licensor, any additional documents evidencing the subordination of this Agreement to any such items.  The failure of Licensee to execute such documents within this time frame shall constitute a default hereunder.

12.                               General Provisions.

12.1                           Exculpation.  The obligations of Licensor under this Agreement do not constitute personal obligations of Licensor, or its partners, directors, officers, shareholders or agents and Licensee shall look solely to the Building and to no other assets of Licensor for satisfaction of any liability with respect to this Agreement and will not seek recourse against the partners, directors, officers, shareholders, or agents of Licensor herein, nor against any of their personal assets for such satisfaction.  In addition (i) no partner or officer or agent of Licensor shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Licensor), (ii) no service of process shall be made against any partner or officer or agent of Licensor (except as may be necessary to secure jurisdiction over Licensor), (iii) no partner or officer or agent of Licensor shall be required to answer or otherwise plead to any service of process and no judgment will be taken against any partner or officer or agent of Licensor, (iv) no writ of execution will ever be levied against the assets of any partner or officer or agent of Licensor and (v) these covenants and agreements are enforceable both by Licensor and also by any partner or officer or agent of Licensor.

12.2                           Sale of Building.  Any conveyance by Licensor of its interest in the Building shall release and discharge Licensor from all obligations hereunder, and Licensee agrees to look solely to such transferee for all obligations of Licensor and agrees to attorn to such successor in interest.

12.3                           Attorneys’ Fees.  If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred.

12.4                           Lender Modification.  If, in connection with obtaining any loans or refinancing for the Building, a lender shall request reasonable modifications to this Agreement as a condition to such financing,

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Licensee will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Licensee hereunder or materially adversely affect Licensee’s rights hereunder.

12.5                           Brokers.  Licensor and Licensee hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Agreement.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent.

12.6                           Entire Agreement.  The Agreement together with this Addendum contain the entire agreement of the parties as to the License as described herein, and may only be amended in writing, executed by both parties.

12.7                           Licensor Right to Cure Licensee Default.  If Licensee defaults in any obligation hereunder, Licensor shall have the right, but not the obligation, to cure such default without waiving its right based upon such default and without releasing Licensee from any obligations hereunder.  Upon such cure, Licensee shall pay to Licensor within five (5) days after delivery by Licensor to Licensee of a statement therefor:  (i) sums equal to expenditures reasonably made and obligations incurred by Licensor in connection with the remedying by Licensor of Licensee’s defaults; and (ii) sums equal to all losses, costs, liabilities, damages and expenses relating thereto.

12.8                           Authority.  If Licensee is a corporation or partnership, or if any general partner(s) of Licensee is a corporation, then each individual executing this Agreement on behalf of Licensee hereby represents and warrants that Licensee (or such corporate partner, as the case may be) is a duly formed and existing entity qualified to do business in California and that Licensee (or such corporate partner, as the case may be) has full right and authority to execute and deliver this Agreement and that each person signing on behalf of Licensee (or such corporate partner, as the case may be) is authorized to do so.

IN WITNESS WHEREOF, Licensor and Licensee have executed this Addendum concurrently with executing the Agreement to which this Addendum is attached.

Licensor:

EQUASTONE 2200 FARADAY, LLC, a Delaware limited liability company

By:	Equastone Faraday, LLC,
a Delaware limited liability company,
its Manager

By:
Name:
Its:

Licensee:

By:
Name:
Its:

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